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                                                                    Exhibit 10.9

                               AGREEMENT OF LEASE

                                     between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                       And

                       ELAS SECURITIES ACQUISITION CORP.,

                                                                        Landlord

                                       And

                       NATIONAL FINANCIAL PARTNERS CORP.,

                                                                          Tenant

                               787 Seventh Avenue
                            New York, New York 10019

                              Mayer, Brown & Platt
                                  1675 Broadway
                            New York, New York 10019

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
DEFINITIONS...................................................................1
ARTICLE 1 DEMISE, PREMISES, TERM, RENT........................................6
ARTICLE 2 USE AND OCCUPANCY...................................................8
ARTICLE 3 ALTERATIONS.........................................................8
ARTICLE 4 REPAIRS-FLOOR LOAD.................................................16
ARTICLE 5 WINDOW CLEANING....................................................18
ARTICLE 6 REQUIREMENTS OF LAW................................................19
ARTICLE 7 SUBORDINATION......................................................20
ARTICLE 8 RULES AND REGULATIONS..............................................23
ARTICLE 9 INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT..................23
ARTICLE 10 DESTRUCTION-FIRE OR OTHER CAUSE...................................25
ARTICLE 11 EMINENT DOMAIN....................................................28
ARTICLE 12 ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.............................30
ARTICLE 13 ELECTRICITY.......................................................37
ARTICLE 14 ACCESS TO PREMISES................................................39
ARTICLE 15 CERTIFICATE OF OCCUPANCY..........................................41
ARTICLE 16 DEFAULT...........................................................42
ARTICLE 17 REMEDIES AND DAMAGES..............................................45
ARTICLE 18 FEES AND EXPENSES.................................................47
ARTICLE 19 NO REPRESENTATIONS BY LANDLORD....................................48
ARTICLE 20 END OF TERM.......................................................48
ARTICLE 21 QUIET ENJOYMENT...................................................48
ARTICLE 22 FAILURE TO GIVE POSSESSION........................................48
ARTICLE 23 NO WAIVER.........................................................49
ARTICLE 24 WAIVER OF TRIAL BY JURY...........................................50
ARTICLE 25 INABILITY TO PERFORM..............................................50
ARTICLE 26 BILLS AND NOTICES.................................................50
ARTICLE 27 ESCALATION........................................................51
ARTICLE 28 SERVICES..........................................................60
ARTICLE 29 PARTNERSHIP TENANT................................................63
ARTICLE 30 VAULT SPACE.......................................................64
ARTICLE 31 SECURITY..........................................................64
ARTICLE 32 CAPTIONS..........................................................66
ARTICLE 33 PARTIES BOUND.....................................................66
ARTICLE 34 BROKER............................................................66
ARTICLE 35 INDEMNITY.........................................................67
ARTICLE 36 ADJACENT EXCAVATION-SHORING.......................................67
ARTICLE 37 MISCELLANEOUS.....................................................68
ARTICLE 38 RENT CONTROL......................................................70
ARTICLE 39 RENEWAL TERM......................................................71
SCHEDULE A RULES AND REGULATIONS............................................A-1
SCHEDULE B CLEANING SPECIFICATIONS..........................................B-1
SCHEDULE C LANDLORD'S WORK..................................................C-1

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EXHIBIT A FLOOR PLAN.......................................................AA-1
EXHIBIT B AC SPECIFICATIONS................................................BB-1
EXHIBIT C EXISTING CERTIFICATE OF OCCUPANCY................................CC-1

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          AGREEMENT OF LEASE, made as of the 30th day of March, 2000, between
Landlord and Tenant.

                              W I T N E S S E T H:

          The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

                                   DEFINITIONS

          Capitalized terms used herein and not defined elsewhere in this Lease shall have the meanings set forth below, each of which definition shall be included within, and an integral and substantive part of, the terms, covenants and provisions of this Lease:

          "ADA" shall mean the Americans with Disabilities Act of 1990, Public Law 101-336, U.S.C. (S)(S) 12101 et seq. as the same may be hereafter amended from time to time, together with all regulations and guidelines promulgated pursuant thereto or in connection therewith.

          "Affiliate" shall mean, with respect to Landlord and Tenant, a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with Landlord or Tenant, as the case may be. As used herein, the term "control" shall mean the ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if such entity is not a corporation.

          "Alterations" shall mean alterations, installations, improvements, additions or other physical work or changes in or about the Premises.

          "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

          "Assessed Valuation" shall have the meaning set forth in Section 27.1 hereof.

          "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

          "Base Operating Expenses" shall have the meaning set forth in Section
27.1 hereof.

          "Base Operating Year" shall have the meaning set forth in Section 27.1 hereof.

          "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

          "Base Taxes" shall have the meaning set forth in Section 27.1 hereof.

          "Broker" shall have the meaning set forth in Article 34 hereof.

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          "Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations and replacements thereof, additions thereto and substitutions therefor, known by the address of 787 Seventh Avenue, New York, New York.

          "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building except for the distribution portions located within the Premises.

          "Business Date" shall have the meaning set forth in Section 28.2 hereof.

          "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government or by the labor unions servicing the Building as legal holidays.

          "Commencement Date" shall have the meaning set forth in Section 1.1 hereof.

          "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84-100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration. The costs of such arbitration shall be shared equally by Landlord and Tenant.

          "Current Year" shall have the meaning set forth in Section 27.4 hereof.

          "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

          "Electricity Additional Rent" shall have the meaning set forth in
Section 13.2 hereof.

          "Electricity Fee" shall have the meaning set forth in Section 13.4 hereof.

          "Escalation Rent" shall mean either individually or collectively, as the case may be, the Tax Payment and the Operating Payment.

          "Event of Default" shall have the meaning set forth in Section 16.1 hereof.

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          "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

          "lst Rental Period" shall have the meaning set forth in Section 1.1 hereof.

          "Fixed Expiration Date" shall have the meaning set forth in Section
1.1 hereof.

          "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.

          "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

          "HVAC" shall mean heat, ventilation and air conditioning.

          "HVAC Systems" shall mean the Building Systems providing HVAC.

          "Indemnitees" shall mean Landlord, Mortgagee and Lessor, the partners or members comprising Landlord, Mortgagee and Lessor and the partners, shareholders, members, officers, directors, employees and agents (including, without limitation, leasing and managing agents) of Landlord, Mortgagee and Lessor and of the partners thereof.

          "Initial Alterations" shall mean the Alterations to be made by Tenant to initially prepare the Premises for Tenant's occupancy.

          "Landlord," on the date as of which this Lease is made, shall mean The Equitable Life Assurance Society of the United States and Elas Securities Acquisition Corp., each having an office at 787 Seventh Avenue, but after a sale or transfer of the Building or Real Property, "Landlord" shall mean the fee owner of the Building or Real Property, as the case may be, and if there shall exist a Superior Lease, the Lessee thereunder.

          "Landlord's Work" shall mean the items of work listed on Schedule C, attached hereto and made a part hereof.

          "Lessor(s)" shall mean a lessor under a Superior Lease.

          "Letter of Credit" shall have the meaning set forth in Article 31 hereof.

          "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

          "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.

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          "Office (offices)" shall mean any premises other than premises used as a store or stores for the sale or display, at any time, of goods, wares or merchandise, of any kind, or a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

          "Operating Expenses" shall have the meaning set forth in Section 27.1 hereof.

          "Operating Payment" shall have the meaning set forth in Section 27.4 hereof.

          "Operating Statement" shall have the meaning set forth in Section 27.1 hereof.

          "Operating Year" shall have the meaning set forth in Section 27.1 hereof.

          "Operation of the Property" shall mean the operation, maintenance, repair, protection, improvement and management of the Real Property or the Building and the curbs, sidewalks and areas adjacent thereto.

          "Overtime Periods" shall have the meaning set forth in Section 28.3 hereof.

          "Parties" shall have the meaning set forth in Section 37.2 hereof.

          "Partner" or "partner" shall mean any general partner of Tenant.

          "Partnership Tenant" shall have the meaning set forth in Article 29 hereof.

          "Person(s)" or "person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

          "Premises" shall mean, subject to the provisions of Section 4.3 hereof, the entire rentable area of the forty-ninth (49th) floor of the Building as indicated by hatching on Exhibit A attached hereto and made a part hereof.

          "Prevailing Rate" shall have the meaning set forth in Section 12.6 hereof.

          "Real Property" shall mean the Building, together with the plot of land upon which it stands.

          "Recapture Space" shall have the meaning set forth in Section 12.6 hereof.

          "Recapture Sublease" shall have the meaning set forth in Section 12.6 hereof.

          "Related Entity" shall have the meaning set forth in Section 12.4 hereof.

          "Renewal Term" shall have the meaning set forth in Section 39.1 hereof.

          "Rent Commencement Date" shall mean August 17, 2000.

          "Rent Per Square Foot" shall have the meaning set forth in Section
12.7 hereof.

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          "Rental" shall mean and be deemed to include Fixed Rent, Escalation
Rent, all additional rent and any other sums payable by Tenant hereunder.

          "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in order under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof.

          "Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt on at least ten (10) Business Days' prior written notice, subject to Tenant's rights to dispute the reasonableness thereof as provided in Article 8 hereof.

          "Space Factor" shall mean 23,621 as the same may be increased or decreased pursuant to the terms hereof.

          "Specialty Alterations" shall mean Alterations consisting of kitchens, executive bathrooms, raised computer floors, vaults, vertical and/or horizontal transportation systems, dumbwaiters, pneumatic tubes, and other Alterations of a similar character.

          "Sublease Expenses" shall have the meaning set forth in Section 12.7 hereof.

          "Sublease Profit" shall have the meaning set forth in Section 12.7 hereof.

          "Sublease Rent" shall have the meaning set forth in Section 12.7 hereof.

          "Sublease Rent Per Square Foot" shall have the meaning set forth in
Section 12.7 hereof.

          "Sublease Statement" shall have the meaning set forth in Section 12.6 hereof.

          "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made and all renewals, extensions, supplements, amendments and modifications thereof.

          "Taxes" shall have the meaning set forth in Section 27.1 hereof.

          "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.

          "Tax Statement" shall have the meaning set forth in Section 27.1 hereof.

          "Tax Year" shall have the meaning set forth in Section 27.1 hereof.

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          "Tenant," on the date as of which this Lease is made, shall mean
National Financial Partners Corp., a Delaware corporation, having an address prior to the Business Date at 1301 Avenue of the Americas, 30th Floor, New York, New York 10019, and thereafter at the Premises, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named Tenant, any successor thereto or any assignee shall not be released from liability hereunder in the event of any assignment of this Lease.

          "Tenant Fund" shall have the meaning set forth in Section 3.6 hereof.

          "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishing, decorations and other items of personal property.

          "Tenant's Share" shall mean one and six hundred eight thousandths percent (1.608%), as the same may be increased pursuant to the terms of Article 11 hereof or decreased pursuant to the terms hereof.

          "Tentative Monthly Escalation Charge" shall have the meaning set forth in Section 27.4 hereof.

          "Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

          "Unavoidable Delays" shall have the meaning set forth in Article 25 hereof.

                                   ARTICLE 1
                          DEMISE, PREMISES, TERM, RENT

          Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence on the date that Landlord shall complete items 1, 2, 3 and 4 of Landlord's Work and shall deliver possession of the Premises to Tenant (the "Commencement Date") and to end on the date immediately preceding the tenth (10th) anniversary of the Rent Commencement Date (the "Fixed Expiration Date") subject to the provisions of Article 39 hereof, at an annual rent (the "Fixed Rent") of:

                    (1) One Million Six Hundred Fifty-Three Thousand Four Hundred Seventy and 00/100 Dollars ($1,653,470.00; $137,789.17 per month) for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Commencement Date (the "1st Rental Period"); and

                    (2) One Million Seven Hundred Seventy-One Thousand Five Hundred Seventy-Five and 00/100 Dollars ($1,771,575.00; $147,631.25 per month) for the period commencing on the day next succeeding the end of the 1st Rental Period and ending on the Fixed Expiration Date,

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which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first monthly installment of Fixed Rent on the execution hereof. At the request of Landlord, Fixed Rent shall be payable when due by wire transfer of funds to an account designated from time to time by Landlord. Landlord shall deliver to Tenant an ACP-5 certificate, and shall deliver possession of the Premises on the Commencement Date vacant, unoccupied and free of any leases or tenancies, and in broom clean condition. Tenant acknowledges that Landlord may be performing item number 5 of Landlord's Work after the Commencement Date, and Tenant agrees that the performance of any such item of Landlord's Work shall not affect the occurrence of the Commencement Date or be deemed an eviction, constructive or otherwise, or otherwise affect the validity of this Lease or the obligations of Tenant hereunder. Landlord shall complete item number 5 of Landlord's Work in a reasonably timely manner after the Commencement Date, taking into account good construction scheduling practices and the nature of Landlord's Work in the scheme of the overall construction of the Initial Alterations. Prior to performing the work with respect to item 5 of Landlord's Work, Landlord shall permit Tenant to review the plans and specifications prepared by Landlord, if any, with respect thereto, and propose revisions, modifications, changes or amendments to said plans and specifications to the extent the same is likely to reduce noise or vibrations emanating from such item of Landlord's Work. To the extent Landlord agrees with such proposals, Landlord shall incorporate same into such plans and specifications; provided however, if the incorporation of such proposals shall result in an increase in the cost of performing item 5 of Landlord's Work, Tenant shall promptly pay or reimburse Landlord for such increased amount. Tenant acknowledges that the submission of such plans and specifications are for informational purposes only and the failure to make such submission or to implement or act upon any proposals by Tenant shall have no liability upon Landlord or affect the validity of this Lease or the rights and obligations of Landlord and Tenant hereunder. After the Commencement Date, Landlord and Tenant shall each cooperate with the other to minimize interference with Tenant's performance of the Initial Alterations (as such term is hereinafter defined) and Landlord's performance of Landlord's Work, as the case may be. If on or prior to August 17, 2000 Tenant shall be ready willing and able to commence the actual construction of the Initial Alterations and at such time Landlord shall not have completed items 1, 2, 3 and 4 of Landlord's Work and as a result of Landlord's failure to complete items 1, 2, 3 and 4 of Landlord's Work Tenant shall be actually delayed in the performance of the Initial Alterations, then if the Rent Commencement Date shall not have occurred, the Rent Commencement Date shall be extended one day for each day of delay and if the Rent Commencement Date shall have occurred Tenant shall be entitled to a credit in the amount of $4,530.00 against the Fixed Rent due and payable hereunder for each day of delay. If Tenant shall claim a delay, Tenant shall notify Landlord of the delay, such notice shall include a detailed description of the aspect of the Initial Alterations subject to such delay together with a construction schedule of the Initial Alterations and the anticipated length of the delay. No such delay shall be deemed to have occurred until the date following Landlord's receipt of the aforesaid notice. Any such delay shall end on the earlier of the completion of the item of Landlord's Work that gave rise to such delay or the date that Tenant shall perform the aspect of the Initial Alterations that was the subject of such delay. Tenant shall attempt to

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mitigate any delay by performing another aspect of the Initial Alterations if in accordance with good construction practice another aspect of the Initial Alterations may be performed without imposing additional costs upon Tenant.

          Section 1.2 If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Rent Commencement Date Tenant shall pay to Landlord a sum equal to Four Thousand Five Hundred Thirty and 00/100 Dollars ($4,530.00), multiplied by the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both dates inclusive.

          Section 1.3 After the occurrence of the Commencement Date, at the request of either party hereto, the parties hereto shall promptly execute and deliver to each other an agreement in form and substance mutually satisfactory to each other memorializing the Commencement Date, the Rent Commencement Date and the Fixed Expiration Date, provided; however, the failure to do so shall not affect the occurrence of the Commencement Date, the Rent Commencement Date or the Fixed Expiration Date or the rights and obligations of the parties under this Lease.

                                    ARTICLE 2
                                USE AND OCCUPANCY

          Section 2.1 Tenant shall use and occupy the Premises as general and executive offices commensurate with the quality and character of the Building (including, in each instance, uses incidental thereto) and for no other purpose.

          Section 2.2 Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities, (2) for retail activities of a bank, trust company, depository, guarantee or safe deposit business, (3) as a savings bank, a savings and loan association, or as a loan company, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (5) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, (6) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees and business guests, (7) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), or (8) as a barber shop or beauty salon. In connection with, and incidental to, Tenant's use of the Premises for general and executive offices as provided in this Article 2, Tenant, at its sole cost and expense and upon compliance with all applicable Requirements, may use a portion of the Premises as a kitchen facility for the preparation, cooking and dispensing of food to its executives and business guests (but not for use as a public restaurant).

                                    ARTICLE 3
                                   ALTERATIONS

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          Section 3.1 (A) Except as set forth in Section 3.5 hereof, Tenant shall not make any Alterations without Landlord's prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any proposed Alterations, provided that such Alterations (i) are not visible from the outside of the Building, (ii) do not affect any part of the Building other than the Premises, or require any alterations to be performed in, or made to, any portion of the Building or the Real Property other than the Premises, (iii) do not adversely affect the Building Systems, (iv) do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or affect the proper functioning of any Building System, (v) do not affect the certificate of occupancy for the Building or for the Premises, and
(vi) do not affect the structural components of the Building.

               (B) (1) Prior to making any Alterations, including the Initial Alterations, Tenant shall (i) if required hereunder, submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which in the case of Alterations which meet the criteria set forth above shall not be unreasonably withheld or delayed, (ii) supply such additional information regarding the Alteration as Landlord shall reasonably request, (iii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (iv) furnish to Landlord duplicate policies, or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof (it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made at Tenant's expense, by a Person designated by Landlord), together with the "as-built" plans and specifications (including reproducible mylars and microfiche index cards and such plans shall be in a computerized DXF format) for such Alterations, and copies of all asbestos surveys and reports, if any, prepared by Tenant's asbestos consultants or contractors in connection with, or arising out of, the performance of such Alteration. For purposes of this Article 3, all final detailed plans and specifications with respect to any Alterations which include "field notes" and are delivered to Landlord in CAD format shall be acceptable to Landlord as "asbuilt" plans and specifications. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, and strictly in compliance with all Requirements, the Rules and Regulations, all rules and regulations relating to Alterations promulgated by Landlord, in its reasonable judgment. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) (which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the immediately preceding anniversary of the Commencement Date), either

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individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to 110% of such estimated cost, or (ii) such other security as shall be reasonably satisfactory to Landlord. If, as a result of any Alterations performed by Tenant, including, without limitation, the Initial Alterations, any alterations are required to be performed in or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement (s), which alterations would not otherwise have had to be performed or made pursuant to the applicable Requirement (s) at such time, Landlord, at Tenant's sole reasonable cost and expense, may perform or make such alterations and take such actions as Landlord shall deem reasonably necessary. All Alterations requiring Landlord's consent shall be performed only under the supervision of an independent licensed architect reasonably satisfactory to Landlord.

                    (2) Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or preparation of any plans by an architect or engineer designated by Landlord with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise.

               (C) Tenant shall be permitted to perform Alterations during the hours of 8:00 a.m. to 6:00 p.m. on Business Days, provided that such work shall not materially interfere with or interrupt the operation and maintenance of the Building or the performance by Landlord of repairs, alterations or other work in the Building, or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants for space in the Building. Otherwise, Alterations shall be performed at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate; it being expressly understood and agreed that all chopping, coring and any other work affecting the slab shall be performed after 6:00 p.m. and before 8:00 a.m. on Business Days (or at any hour on days other than Business Days), unless otherwise designated by Landlord. All Tenant's Property installed by Tenant in and to the Premises which may be made by Tenant at its own cost and expense (including, but not limited to, the Tenant Fund) prior to and during the Term, shall remain the property of Tenant, and upon the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant's option, provided, however, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. All Alterations in and to the Premises shall upon the installation thereof become the property of Landlord, except that Landlord shall have no obligation to maintain, install, repair or replace any such Alteration and Tenant shall have such obligations in accordance with the provisions of this Lease. Notwithstanding the foregoing, however, Landlord, upon notice given at least thirty (30) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any Tenant's Property and/or Specialty Alterations, and to repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal.

               (D) (1) All Alterations for which Landlord's consent is required hereunder shall be performed at Tenant's option by either Landlord's contractor(s) or by contractors, subcontractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld, provided that such contractor, subcontractor or mechanic is a member of the appropriate trade labor union), at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate. Landlord agrees that provided that Tenant shall furnish Landlord with all information reasonably requested by Landlord with respect to a proposed contractor, Landlord shall either approve or disapprove such contractor within fifteen (15) Business Days after such request is made and such information is furnished to Landlord. If Landlord shall neither approve nor disapprove of a proposed contractor within such fifteen (15) Business Day period, and Tenant shall send a second notice of such request and information and Landlord shall neither approve nor disapprove of a proposed contractor within five (5) Business Days after such receipt of such second notice request, Landlord shall be deemed to have approved such proposed contractor. Prior to making each Alteration, at Tenant's request, Landlord shall within five (5) Business Days furnish Tenant with a list of independent contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord shall notify Tenant that such contractor has been removed from the list.

                    (2) Notwithstanding the foregoing, with respect to any Alteration affecting any Building System which shall consist of the Building management system, electrical, sprinkler, HVAC or life-safety systems or any structural component of the Building, (i) Tenant shall select a contractor from a list of approved independent contractors (each of whom shall charge commercially competitive rates) furnished by Landlord to Tenant (containing, with respect to those contractors who are not to perform work on any Building System or any system connected to any Building System, at least three contractors) and (ii) the Alteration shall, at Tenant's reasonable cost and expense, be designed by an engineer, if any, designated by Landlord for the relevant Building System or structural component of the Building, as the case may be.

               (E) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would unreasonably interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

          Section 3.2 Tenant shall pay to Landlord within ten (10) days of demand and as additional rent in connection with any Alteration, including, without limitation, the Initial Alterations, the reasonable out-of-pocket expenses incurred by Landlord in connection with such Alteration.

          Section 3.3 Landlord, at Tenant's expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense not reimbursed by Tenant, including, without limitation, attorneys' fees and disbursements or suffer any liability in connection therewith.

          Section 3.4 With respect to all Alterations, including, without limitation all repair work and improvements made by Tenant pursuant to the provisions of this Lease, Landlord shall have the right at all times to monitor the performance of an Alteration for compliance with the Building regulations and procedures, Requirements, Rules and Regulations and the terms and conditions of this Article 3. If Landlord reasonably determines that any of such Building regulations and procedures, Requirements, Rules and Regulations or terms and conditions are not being complied with in all material respects, Landlord shall notify Tenant of such non-compliance, and if such non-compliance is not corrected (i) within ten (10) days of such notice, or (ii) immediately in cases of emergency or in cases where the safety of people or property is threatened, then Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is reasonably satisfied that the applicable Building regulations and procedures, Requirements, Rules and Regulations or terms and conditions will be observed. Landlord's monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any applicable Building regulations and procedures, Requirements, Rules and Regulations or terms and conditions, or a waiver by Landlord of its right to require compliance in all material respects with such Building regulations and procedures, Requirements, Rules and Regulations or terms and conditions, nor shall such monitoring relieve Tenant from any liabilities relating to such work.

          Section 3.5 Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to (a) any Alteration consisting of painting or carpeting or (b) any other Alteration, provided that such other Alterations (i) are not visible from the outside of the Building, (ii) do not affect any part of the Building other than the Premises or require any alterations to be performed in or made to any portion of the Building or the Real Property other than the Premises, (iii) do not adversely affect the Building Systems, (iv) do not affect any service required to be furnished by Landlord to Tenant or any other tenant or occupant of the Building, or affect the proper functioning of any Building System (v) do not affect the certificate of occupancy for the Building or the Premises, (vi) do not affect the structural components of the Building, and (vii) the estimated cost of the labor and materials for which shall not exceed $150,000, which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the date immediately preceding the anniversary of the Commencement Date, either individually or in the aggregate with other Alterations constructed within any twelve (12) month period; provided, however, that at least ten (10) days prior to making any such Alteration, Tenant shall submit to Landlord the plans and specifications for such Alteration, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.

          Section 3.6 (A) Landlord shall contribute an amount not to exceed Eight Hundred Twenty-Six Thousand Seven Hundred Thirty-Five and 00/100 Dollars ($826,735.00) (the "Tenant Fund") toward the cost of the Initial Alterations (other than the Facilities Improvements), provided that ten percent (10%) of the Tenant Fund may be applied toward so-called "soft costs" incurred by Tenant in connection with the Initial Alterations, including the reasonable fees and disbursements of architects, engineers and other professionals and consultants, together with permit, filing and other similar fees and charges.

               (B) Landlord shall disburse a portion of the Tenant Fund to Tenant or directly to such contractor, subcontractor or materialmen as Tenant may direct from time to time, within thirty (30) days after receipt of the items set forth in Section 3.6 (C) hereof, provided that on the date of a request and on the date of disbursement from the Tenant Fund no default of which Landlord shall have provided notice to Tenant shall have occurred and be continuing. Upon Tenant's cure of a default referred to in the preceding sentence and the satisfaction of the other terms and conditions of this Section 3.6 B, Landlord shall disburse the previously requested portion of the Tenant Fund as set forth herein. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an authorized officer of Tenant and Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and materialmen (which amounts shall have not been the subject of a previous disbursement from the Tenant Fund) multiplied by a fraction, the numerator of which is 826,735 and the denominator of which is the total cost of the Initial Alterations as estimated by Tenant's independent licensed architect and as approved by Landlord (which approval shall not be unreasonably withheld), which fraction shall be subject to readjustment as provided by Section 3.6 (C) hereof (but in no event shall such fraction be greater than one (1)).

               (C) Landlord's obligation to make disbursements from the Tenant Fund shall be subject to Landlord's verification of the total cost of the Initial Alterations as estimated by Tenant's independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by an authorized officer of Tenant, together with the certification required by
Section 3.6 (B) hereof, (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Initial Alterations and incorporated in the Premises which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (c) copies of all contracts with the general contractor and the major sub-contractors equal to or greater than $250,000, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) a certificate of Tenant's independent licensed architect stating (i) that, in his opinion, the portion of the Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner and substantially in accordance with the final detailed plans and specifications for such Initial Alterations, as approved by Landlord, (ii) the percentage of completion of the Initial Alterations (other than the Facilities Improvements) as of the date of such certificate, and (iii) the revised estimated total cost to complete the Initial Alterations (other than the Facilities Improvements), and (e) waivers of lien from all contractors, subcontractors and materialmen who have performed work, or furnished materials in connection with the Initial Alterations which were either paid or were the subject of any previously requested disbursement. If the estimated total cost of the Initial Alterations (other than the Facilities Improvements) shall be revised at any time and such revised cost increases the original estimated total cost of the Initial Alterations (other than the Facilities Improvements) by more than five percent (5%), then the denominator of the fraction referred to in Section 3.6 (B) hereof shall be adjusted appropriately.

               (D) In no event shall the aggregate amount paid by Landlord to Tenant or its contractor, subcontractor or materialmen under this Section 3.6 exceed the amount of the Tenant Fund. Upon the completion of the Initial Alterations and satisfaction of the conditions set forth in Section 3.6 (E) hereof, any amount of the Tenant Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Tenant Fund (or the portion thereof if upon completion of the Initial Alterations the Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant or Tenant's contractor, subcontractors or materialmen. It is expressly understood and agreed that no portion of the Facilities Improvement Fund shall be disbursed to Tenant for the cost of the Initial Alteration (other than the Facilities Improvements) and Tenant shall complete, at its sole cost and expense, the Initial Alterations, whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete the Initial Alterations in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

               (E) Within forty-five (45) days after completion of the Initial Alterations (other than the Facilities Improvements), Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith, and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion the Initial Alterations (other than the Facilities Improvements) have been performed in a good and workerlike manner and completed in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Initial Alterations (other than the Facilities Improvements) and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release or waiver of lien when the dispute is settled. Nothing contained in this Section, however, shall relieve Tenant from complying with the provisions of
Section 3.1(E) hereof.

          Section 3.7 (A) As part of the Initial Alterations, Tenant covenants to construct one men's bathroom and one women's bathroom within the Premises (the "Facilities Improvements"). If Landlord shall approve the Facilities Improvements in accordance with the provisions of this Article 3, then Landlord shall contribute $100,000 toward the cost of the Facilities improvements to construct two building standard bathrooms that would comply with ADA (the "Facilities Improvement Fund").

               (B) Landlord shall disburse a portion of the Facilities Improvement Fund to Tenant or directly to such contractor, subcontractor or materialmen as Tenant may direct from time to time, within thirty (30) days after receipt of the items set forth in Section 3.7(C) hereof, provided that on the date of a request and on the date of disbursement from the Facilities Improvement Fund no default shall have occurred and be continuing of which Landlord shall have provided notice to Tenant. Upon Tenant's cure of a default referred to in the preceding sentence and the satisfaction of the other terms and conditions of this Section 3.7(B), Landlord shall disburse the previously requested portion of the Facilities Improvement Fund as set forth herein. Disbursements from the Facilities Improvement Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an authorized officer of Tenant and Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and materialmen (which amounts shall have not been the subject of a previous disbursement from the Facilities Improvement Fund) multiplied by a fraction, the numerator of which is the amount of the Facilities Improvement Fund and the denominator of which is the total cost of the Facilities Improvements as estimated by Tenant's independent licensed architect and as approved by Landlord (which approval shall not be unreasonably withheld), which fraction shall be subject to readjustment as provided by Section 3.7 (C) hereof (but in no event shall such fraction be greater than one (1)).

               (C) Landlord's obligation to make disbursements from the Facilities Improvement Fund shall be subject to Landlord's verification of the total cost of the Facilities Improvements as estimated by Tenant's independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by an authorized officer of Tenant, together with the certification required by Section 3.7(B) hereof, (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Facilities Improvements and incorporated in the Premises which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (c) copies of all contracts with the general contractor, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) a certificate of Tenant's independent licensed architect stating (i) that, in his opinion, the portion of the Facilities Improvements theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner and substantially in accordance with the final detailed plans and specifications for such Facilities Improvements, as approved by Landlord, (ii) the percentage of completion of the Facilities Improvements as of the date of such certificate, and (iii) the revised estimated total cost to complete the Facilities Improvements, and (e) waivers of lien from all contractors, subcontractors and materialmen who performed work, or furnished materials in connection with the Facilities Improvements which were either paid or the subject of any previously requested disbursement. If the estimated total cost of the Facilities Improvements shall be revised at any time and such revised cost increases the original estimated total cost of the Facilities Improvements by more than five percent (5%), then the denominator of the fraction referred to in Section 3.7 (B) hereof shall be adjusted appropriately.

               (D) In no event shall the aggregate amount paid by Landlord to Tenant or its contractor, subcontractor or materialmen under this Section 3.7 exceed the amount of the Facilities Improvement Fund. Upon the completion of the Facilities Improvements and satisfaction of the conditions set forth in Section
3.7 (E) hereof, any amount of the Facilities

Improvement Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Facilities Improvement Fund (or the portion thereof if upon completion of the Facilities Improvements the Facilities Improvement Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Facilities Improvement Fund to Tenant or its contractor, subcontractor or materialmen. It is expressly understood and agreed that no portion of the Tenant Fund shall be disbursed to Tenant for the cost of the Facilities Improvements and Tenant shall complete, at its sole cost and expense, the Facilities Improvements, whether or not the Facilities Improvements Fund is sufficient to fund such completion. Any costs to complete the Facilities Improvements in excess of the Facilities Improvement Fund shall be the sole responsibility and obligation of Tenant.

               (E) Within forty-five (45) days after completion of the Facilities Improvements, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Facilities Improvements and the materials furnished in connection therewith, and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion the Facilities improvements have been performed in a good and workerlike manner and completed in accordance with the final detailed plans and specifications for such Facilities Improvements as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Facilities Improvements and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release or waiver of lien when the dispute is settled. Nothing contained in this Section, however, shall relieve Tenant from complying with the provisions of Section 3.1 (E) hereof.

               (F) In connection with the performance of the Initial Alterations Landlord shall provide Tenant access at hours designated by Landlord to the 48th floor of the Building as necessary to perform and complete rough plumbing work in connection with the Facilities Improvements; provided, however, that (i) such access shall at all times be subject to the terms and conditions of this Article 3 and to the terms and provisions of the lease or leases then in effect for the portion or portions of the 48th floor of the Building affected by the performance of such work and access, and (ii) Tenant, at its expense, shall promptly repair any damage to any portion of the 48th floor of the Building or any improvements, personal property, furniture, fixtures or other items therein or thereon which shall in any way result from such access or work.

                                    ARTICLE 4
                               REPAIRS-FLOOR LOAD

          Section 4.1 Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the public portions of the Building and the structural portions of the Premises, both exterior and interior, as well as latent defects in the portions of the Building outside of the Premises and the structural components of the Premises, in conformance with standards applicable to comparable first-class office buildings in Manhattan. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 10 and 11 hereof.

          Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from negligence or improper conduct of, or Alterations made by, Tenant, Tenant's agents, employees, contractors, subcontractors or materialmen, and not covered by Landlord's insurance policies and any waiver of subrogation in favor of Tenant thereon, shall be repaired at Tenant's sole reasonable cost and expense, either by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). Tenant also shall repair all damage to the Building and the Premises to the extent caused by the moving of Tenant's Property. All the aforesaid repairs shall be of first quality and class consistent with first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice (or such shorter period (but in no event less than five (5) days or such shorter period as may be required due to an emergency) as Landlord may be permitted pursuant to any Superior Lease or Mortgage) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the reasonable expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate from the time the expense was incurred, shall be forthwith paid to Landlord as additional rent within ten (10) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice after discovery by Tenant of any defective condition in any Building system, located in, servicing or passing through the Premises.

          Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding fifty (50) pounds per square foot "live load." Tenant shall not move any safe, heavy machines or machinery, heavy equipment, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance, other than a de minimis amount thereof. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof, provided, however, that the foregoing shall not prevent Tenant from seeking specific performance of Landlord's obligations under this Article 4 in the event Landlord fails to perform such obligations.

          Section 4.3 Subject to the provisions of Section 4.4 hereof, Landlord or Landlord's agents or designees shall have the right to enter the Premises at all reasonable times (except in the case of an emergency) upon reasonable prior notice (except in case of an emergency, which notice may be oral), without the same constituting (i) a breach by Landlord of any provisions of this Lease, (ii) a breach of Tenant's quiet enjoyment, (iii) an actual or constructive eviction, or (iv) a release of Tenant's obligations to pay Fixed Rent, Escalation Rent, or any items of Rental, and without incurring any liability to Tenant therefor, to repair, change or otherwise alter the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other space within the Building other than the Premises and to change the name, number or designation by which the Building is commonly known, provided any such repair, change or alteration (a) does not unreasonably deprive Tenant of access to the Building or the Premises, or (b) does not reduce the rentable area (except by a de minimis amount) of the Premises. Subject to the release and waiver of subrogation provisions as more particularly described in Section 10.5 hereof, Landlord, at its expense, shall promptly repair any damage to Tenant's Alterations caused by Landlord in its performance of any such repair, change or alteration. All parts (except surfaces facing the interior of the Premises) of all floors, ceilings, walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, all roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

          Section 4.4 Landlord shall use its reasonable efforts to minimize interference with Tenant's access to the Building and the Premises and enjoyment, use and occupancy of the Premises in making any repairs, alterations, additions or improvements and to perform and complete such repairs, alterations, additions or improvements with due diligence; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either
(i) results in a denial of access to the Premises or (ii) threatens the health or safety of any occupant of the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between (i) the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates, and
(ii) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates.

                                    ARTICLE 5
                                 WINDOW CLEANING

          Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                                    ARTICLE 6
                               REQUIREMENTS OF LAW

          Section 6.1 (A) Tenant, at its sole expense, shall comply with all Requirements, including, without limitation, ADA, applicable to the manner of use of the Premises by Tenant, the making of Alterations therein or the result of the making thereof and those applicable by reason of the nature or type of business conducted in, or manner of use by Tenant of, the Premises. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard Insurance Services Office all-risk insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general "offices") which specifically because of such use shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement within ten (10) days of demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the Insurance Services Office, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

               (B) Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all other Requirements applicable to the Premises and the Building, other than those Requirements which Tenant or other tenants or occupants of the Building shall be required to comply with, subject to Landlord's right to contest the applicability or legality thereof, Landlord hereby represents that, to its knowledge, as of the date hereof the Building is in compliance with all Requirements as to which non-compliance would result in a material adverse effect upon Tenant's right to occupy and use the Premises for the uses expressly permitted pursuant to Article 2 hereof.

          Section 6.2 Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement with which Tenant is required to comply under the terms of this Lease provided that (a) Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of noncompliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any

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

Indemnitee may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party as a result of such noncompliance then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to one hundred twenty percent (120%) of the sum of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord), and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any mortgage or superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever unless such charges are withdrawn twenty (20) days before Landlord (or any Indemnitee), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

                                    ARTICLE 7
                                  SUBORDINATION

          Section 7.1 (a) Landlord hereby represents and warrants that as of the date hereof, the only Mortgagee is The Chase Manhattan Bank and there is no Lessor. The Mortgage which affects the Real Property as of the date hereof shall be subject and subordinate in all respects to this Lease and all rights of Tenant hereunder. Landlord further represents that the provision of such Mortgage subordinating such Mortgage to this Lease is self-operative and no further instrument of subordination shall be required to make the interest of Tenant hereunder superior to the present Mortgage. This Lease shall be subject and subordinate to each and every Superior Lease and to each and every Mortgage hereafter affecting the Real Property or any Superior Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder provided, however, that any future Mortgagee shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder provided no Event of Default has occurred and is continuing hereunder, and such agreement may contain in substance the provisions set forth in Section
7.2 (1) through (7) (any such agreement, or any agreement of similar import, from a Mortgagee, being hereinafter called a "Nondisturbance Agreement"). This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder, however, Tenant shall execute and deliver promptly any certificate or agreement that Landlord may request in confirmation of such subordination. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease, materially increase Tenant's other obligations, or materially adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

          Section 7.2 If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof and this Section 7.2, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises and provided further that such owner, Lessor or Mortgagee, as the case may be, or anyone claiming by, through or under such owner, Lessor or Mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

                    (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

                    (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

                    (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

                    (4) bound by any obligation to make any payment to or on behalf of Tenant, including, without limitation, payments on account of any Tenant Fund, or

                    (5) bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the Premises, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee, or

                    (6) bound by any amendment or modification of this Lease made without its consent, or

                    (7) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

Notwithstanding the foregoing, this Lease shall not terminate by reason of the termination of any Superior Lease without the prior written consent of the Mortgagee of the Mortgage which is a first mortgage on Landlord's interest in the Real Property. The provisions of this Section 7.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 7.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 7.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

          Section 7.3 If requested by any Mortgagee, any Lessor or Landlord, Tenant agrees to promptly execute and deliver at its own cost and expense any instrument, in recordable form, to evidence such subordination.

          Section 7.4 (A) From time to time, within fifteen (15) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form reasonably satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.4 (a) may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any mortgagee, or by any Lessor.

               (B) From time to time, within fifteen (15) days next following request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord, in form reasonably satisfactory to Tenant, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Tenant.

          Section 7.5 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within thirty (30) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

          Section 7.6 Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.

                                    ARTICLE 8
                              RULES AND REGULATIONS

          Tenant and Tenant's contractors, employees, agents, visitors and licensees shall comply with the Rules and Regulations. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. The costs of such arbitration shall be paid by the unsuccessful party. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building (other than Landlord or its Affiliates). No additional rule or regulation adopted by Landlord shall increase Tenant's monetary obligations hereunder other than by a de minimis amount or materially reduce Tenant's rights under this Lease or interfere with Tenant's permitted use hereunder.

                                   ARTICLE 9
                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

          Section 9.1 (A) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.

               (B) Neither Landlord nor its agents shall be liable (i) for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty, (ii) for any such injury or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work, nor (iii) for any latent defect in the Premises or in the Building (except to the extent Landlord shall be required to repair same pursuant to Article 4 hereof). Anything in this Article 9 to the contrary notwithstanding, except as set forth in Articles 4, 10, 13, 28 and 35 of this Lease and otherwise as expressly provided herein, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the willful or negligent acts or omissions of Landlord. Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under
Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

               (C) Subject to the provisions of Section 4.4 hereof, if at any time any windows of the Premises are temporarily closed, darkened or bricked-up by reason of repairs, maintenance, alterations or improvements to the Building or due to any Requirement, or any of such windows are permanently closed, darkened or bricked up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

               (D) Tenant shall, as soon as practicable, notify Landlord of any fire or accident in the Premises.

          Section 9.2 Tenant shall obtain and keep in full force and effect (i) an "all risk" insurance policy for Tenant's Alterations and Tenant's Property at the Premises, and (ii) a policy of comprehensive general public liability and property damage insurance on an occurrence basis with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear. To the extent obtainable by Tenant, such policy with respect to clause ii above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord's managing agent, and such Lessors and Mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that the policy shall be non-cancelable and non-modifiable with respect to Landlord, such managing agent, and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insureds thereunder a copy of such notice. The minimum limits of liability under the policy of insurance required to be carried pursuant to clause ii above shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of first-class non-institutional office buildings in New York City. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13."

          Section 9.3 Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement). Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any inability to insure or failure to replace or restore any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and of the cost thereof and delivered to Landlord final "as built" plans and specifications of such Alterations, and shall maintain adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

          Section 9.4 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate insurance policies (or, after the initial delivery of such insurance policies, certificates of insurance), including evidence of waivers of subrogation required pursuant to Section 10.5, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy, and a copy of such replacement policy or certificates thereof shall be delivered by Tenant to Landlord upon request.

                                   ARTICLE 10
                         DESTRUCTION-FIRE OR OTHER CAUSE

          Section 10.1 (A) If the Premises (including the Alterations) shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage to the Premises, but excluding damage to the Alterations and Tenant's Property, shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, with such modifications as shall be required in order to comply with Requirements, and from the date of such damage until one hundred twenty (120) days after such repairs shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant) the Fixed Rent, Escalation Rent and Space Factor shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant (and not actually used by Tenant), bears to the total area of the Premises. Tenant shall cooperate with Landlord in connection with the making of such repairs, including without limitation, the making or settlement of any insurance claims. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations or Tenant's Property. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section. Anything contained herein to the contrary notwithstanding, if the Premises (including any Alterations) are damaged by fire or other casualty at any time prior to the completion of the Initial Alterations, Landlord's obligation to repair the Premises shall be limited to repair of the Premises to substantially the condition of the Premises on the Commencement Date with such modifications as shall be required in order to comply with Requirements.

               (B) Prior to the substantial completion of any such repair, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform Alterations, on the following terms and conditions (but not to occupy the same for the conduct of business):

                    (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice (which notice shall be delivered not later than ten (10) days prior to the date specified therein) from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's reasonable discretion, to permit the commencement of the Alterations then prudent to be performed in accordance with good construction practice in the portion in question without interference with, and consistent with the performance of, the repairs remaining to be performed;

                    (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent, Escalation Rent, or the Electricity Additional Rent, with respect to the affected portion of the Premises for any period prior to one hundred twenty
(120) days after substantial completion of the repairs required to be made by Landlord hereunder; and

                    (3) It is expressly understood that if after 3 days notice to Tenant, Landlord shall be prevented from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including without limitation by reason of the performance of any Alteration, by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed, because under good construction scheduling practice such repairs should be performed after completion of any Alteration, then such work shall be deemed substantially complete on the date when the work would have been substantially complete but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional reasonable and necessary costs to Landlord to complete any work occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

          Section 10.2 Anything contained in Section 10.1 to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than sixty (60) days following the damage, give Tenant a notice in writing terminating this Lease, provided that Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than the thirtieth (30th) day after such notice is given, unless sooner if required by any Requirement or any insurance requirement, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Upon the termination of this Lease under the conditions provided for in this Section 10.2, Tenant's liability for Fixed Rent and Escalation Rent and additional rent shall cease and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

          Section 10.3 (A) Within forty-five (45) days after notice to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's good faith estimate as to the time required to repair such damage, exclusive of time required to repair any Alterations. If the estimated time period exceeds nine (9) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant (or such shorter period as required by any applicable Requirement or Landlord's insurance carrier), and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

               (B) Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last year of the initial Term or Renewal Term, Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof; provided, however, subject to Landlord's right to terminate this Lease pursuant to Section 10.2 hereof, Landlord may not terminate this Lease pursuant to this Section 10.3 (B) during the last year of the initial Term if Tenant shall have theretofore delivered the Renewal Notice in accordance with the provisions of Section 39.1 hereof. Except as set forth in this Section 10.3, Tenant shall have no other options to cancel this Lease under this Article 10.

          Section 10.4 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

          Section 10.5 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

                                   ARTICLE 11
                                 EMINENT DOMAIN

          Section 11.1 If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation; (2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a ninety (90) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building; and (3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent
(1596) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason

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of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or if, in Tenant's reasonable opinion, the portion of the Premises remaining shall be inadequate for Tenant to conduct its business at the Premises or if a temporary taking of the Premises is in excess of one hundred eighty (180) days, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit to a condition similar to that on the Commencement Date exclusive of Tenant's Alterations, except that if such acquisition or condemnation occurs prior to completion of the Initial Alterations, Landlord shall only be required to restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Tenant's Alterations. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent shall be apportioned as of the earlier of (i) the date of sooner termination or (ii) vesting of title, and any prepaid portion of Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

          Section 11.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided that same does not reduce any award or payment to Landlord.

          Section 11.3 If the whole or any part of the Premises shall be acquired or condemned temporarily (not to exceed one hundred eighty (180) days) during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

                    (i) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment reasonably considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in
Section 11.1 hereof; or

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

                    (ii) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

                                   ARTICLE 12
                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

          Section 12.1 (A) Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant.

               (B) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, if permitted by applicable law, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. If permitted by applicable law, any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          Section 12.2 If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 12, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Tenant shall pay to Landlord a processing fee and the reasonable attorneys' fees and disbursements incurred by or on behalf of Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part

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

thereof by any person other than Tenant, nor any collection of Rental by Landlord from any person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance provided, however, if any subsequent modification or amendment of this Lease made without the consent of Tenant shall increase the obligations or liability of Tenant under this Lease, any prior tenant, including Tenant, shall not be liable to the extent of any such increase, except if any such modification or amendment is made with a Related Entity of Tenant, Tenant shall be bound by such modification or amendment.

          Section 12.3 (A) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. If permitted by applicable law, Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

               (B) The term "adequate assurance of future performance" as used in Section 12.3 of this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease the sum of nine (9) months of the then Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then Fixed Rent for each of such three (3) years, and (c) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

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

          Section 12.4 Tenant shall have the privilege subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) to a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with the originally named Tenant or successor to Tenant pursuant to clauses (i) or (ii) above (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a "Related Entity"). Tenant may also sublease all or any portion of the Premises to a Related Entity without the consent of Landlord. Any assignment or subletting described above may only be made upon the condition that (a) any such assignee or subtenant shall continue to use the Premises as permitted under Section 2.1 hereof, (b) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of Section 12.1 of this Article), and (c) any such assignee (other than a Related Entity) shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth and annual income and cash flow, as so determined, on the date of such assignment. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership) at any one time or over a period of time through a series of transfers, shall not be deemed an assignment of this Lease; provided that the principal purpose of such transfers is not the acquisition of Tenant's interest in this Lease or is made to circumvent the provisions of this Article 12. Prior to the effective date of such transfer the transferee shareholders of Tenant shall certify that the provisions in the immediately preceding sentence are true and accurate.

          Section 12.5 If, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Paragraph (E) of Section 16.1 hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraph, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant," enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such

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lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 27 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten
(10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

          Section 12.6 (A) Notwithstanding the provisions of Section 12.1 hereof, if Landlord shall not exercise its rights pursuant to paragraph (C) of this Section 12.6, Landlord shall not unreasonably withhold its consent to any subletting of the Premises (if Tenant proposes to sublet a portion of the Premises then, unless the context otherwise requires, references in this Section
12.6 to the Premises shall be deemed to refer to the portion of the Premises proposed to be sublet by Tenant), provided that:

                    (1) the Premises shall not, without Landlord's prior consent, have been publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building (the "Prevailing Rate");

                    (2) no Event of Default shall have occurred and be continuing;

                    (3) the proposed subtenant shall have the financial wherewithal relative to its liabilities and obligations, including without limitation its obligations under such proposed sublease, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

                    (4) if Landlord has or within six (6) months thereafter reasonably expects to have space available in the Building comparable to the size of the space Tenant proposes to sublet, the proposed subtenant shall not be a person or entity with whom Landlord is then negotiating or has received or given an offer to lease comparable space in the Building;

                    (5) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant shall not (a) be likely to increase Landlord's operating expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting; (c) require any alterations to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (d) violate any provision or restrictions herein relating to the use or occupancy of the Premises; if Landlord shall have consented to a sublease and, as a result of the use and occupancy of the subleased portion of the Premises by the subtenant, Landlord's

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

operating expenses are increased, then Tenant shall pay to Landlord, within ten
(10) days after demand, as additional rent, all resulting increases in operating Expenses;

                    (6) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

                    (7) the subletting shall end no later than one (1) day before the Expiration Date and shall not be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

                    (8) no subletting shall be for less than 5,000 contiguous rentable square feet and at no time shall there be more than three (3) occupants, including Tenant, in the Premises;

                    (9) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said sublease, including, without limitation, any reasonable processing fee, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant; and

                    (10) such sublease shall expressly provide that in the event of termination, reentry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which therefore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent unless previously approved by Landlord, (iv) be bound by any covenant to undertake or complete any construction of the premises or any portion thereof demised by such sublease and (v) be bound by any obligation to make any payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossess by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord's expense, it being expressly understood, however, that Landlord shall not be bound by any obligation to make payment to or on behalf of a subtenant with respect to construction performed by or on behalf of such subtenant at the subleased premises.

               (B) At least thirty (30) Business Days prior to any proposed subletting Tenant shall submit a statement to Landlord (a "Sublease Statement") containing the following information: (a) the name and address of the proposed subtenant, (b) a description of, and a scale drawing or floor plan identifying, the portion of the Premises to be sublet, (c) the terms and conditions of the proposed subletting including the rent payable, (d) the nature and character of the business of the proposed subtenant and (e) any other information that Landlord may

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

reasonably request. Unless (i) the proposed subtenant is a Related Entity of Tenant or (ii) such sublease shall (A) be entered into by Tenant not later than twelve (12) months after Tenant's actual occupancy of any portion of the Premises, (B) be for less than 5,000 contiguous rentable square feet of the Premises, (C) be for a term of not more than thirty-six (36) months, (D) be nonrenewable, and (E) Tenant shall not demise the Premises in connection with such sublease, nor construct or permit a separate entrance for such sublet space, Landlord shall have the right, exercisable within thirty (30) days after Landlord's receipt of the Sublease Statement, to sublet (in its own name or that of its designee) such portion of the Premises ("Recapture Space") from Tenant on the terms and conditions set forth in paragraph (C) of this Section 12.6. If Landlord shall fail to notify Tenant within said thirty-day (30) period of Landlord's intention to exercise its rights pursuant to this Section 12.6(B) and if Landlord shall have consented to such subletting as provided in Section 12.6(A) hereof, Tenant shall be free to sublease that portion of the Premises to such proposed subtenant on the same terms and conditions set forth in the Sublease Statement, subject to the terms and conditions of this Lease, including paragraph (A) of this Section 12.6. If Tenant shall not enter into such sublease within one hundred twenty (120) days after the delivery of the Sublease Statement to Landlord, then the provisions of Section 12.1 and this Section 12.6 shall again be applicable to any other proposed subletting. If Tenant shall enter into such sublease within one hundred twenty (120) days as aforesaid, Tenant shall deliver a true, complete and fully executed counterpart of such sublease to Landlord within five (5) days after execution thereof.

               (C) (1) If Landlord exercises its option to sublet the Recapture Space, such sublease to Landlord or its designee as subtenant (each, a "Recapture Sublease") shall:

                         (a) be upon the same terms and conditions as set forth
in the Sublease Statement and as otherwise contained in this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (C);

                         (b) give the subtenant the unqualified and unrestricted
right, without Tenant's permission, to assign such sublease and to further sublet the Recapture Space or any part thereof and to make any and all changes, alterations, and improvements in the Recapture Space;

                         (c) provide in substance that any such changes,
alterations, and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired; and

                         (d) provide that (i) the parties to such Sublease
expressly negate any intention that any estate created under such Sublease be merged with any other estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, the party responsible for the following as set forth in the Sublease Statement or if no party is indicated as responsible for the following, Tenant, at its expense, shall make such alterations as may be required or reasonably deemed necessary by the subtenant to physically separate the Recapture Space from the balance of the Premises and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., and (iii)

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

at the expiration of the term of such Sublease, Tenant will accept the Recapture Space in its then existing condition, broom clean.

                    (2) If Landlord is unable to give Tenant possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) Landlord shall continue to pay all charges previously payable under the Recapture Sublease until the date upon which Landlord shall give Tenant possession of such Recapture Space free of occupancies, (x) neither the Expiration Date nor the validity of this Lease shall be affected, and (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord which may result from the failure of Landlord to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Landlord, at Landlord's expense, shall use its reasonable efforts to deliver possession of such Recapture Space to Tenant and in connection therewith, if necessary, shall institute and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such Space.

                    (3) The failure by Landlord to exercise its option under
Section 12.6(C) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting. or any subsequent subletting of the Premises affected thereby.

          Section 12.7 (A) In connection with any subletting of all or any portion of the Premises, Landlord shall be entitled to and Tenant shall pay to Landlord a sum equal to fifty percent (50%) of any Sublease Profit derived therefrom. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten
(10) days after receipt thereof by Tenant.

               (B) For purposes of this Lease:

                    (1) "Rent Per Square Foot" shall mean the sum of the then Fixed Rent, Escalation Rent and Electricity Additional Rent divided by the Space Factor.

                    (2) "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

                    (3) "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly, by any subtenant, including Landlord or its designee pursuant to Section 12.6(C) hereof, or any other amount received by Tenant from or in connection with any subletting (including, but not limited to sums paid for the sale or rental, or consideration received on account of any contribution in excess of the Fair Market Value of Tenant's Property as determined by reputable independent third-party appraiser reasonably satisfactory to Landlord, of Tenant's Property, or sums paid in connection with the supply of electricity or HVAC) after deducting therefrom the following sublease expenses (the "Sublease Expenses"): (i) the reasonable out-of-pocket cost and expenses of Tenant in making such sublease such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties,

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(ii) any sums paid to Landlord pursuant to paragraph (A)(10) of Section 12.6,
(iii) the cost of improvements or alterations costs made by Tenant expressly and solely for the purpose of preparing that part of the Premises for such subtenancy and (iv) the unamortized unreimbursed cost of any Tenant's Property leased to and used by such subtenant. In determining Sublease Rent, the costs set forth in clauses (i), (ii), (iii) and (iv) shall be deducted as and when incurred by Tenant.

                    (4) "Sublease Rent per Square Foot" shall mean the Sublease Rent divided by the rentable square feet of the space demised under a sublease.

                    (5) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant or (iii) mistake. Promptly upon the making or receipt of any such discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit as the case may be, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made or credits received pursuant to this
Section 12.7.

                    (6) As used in this Section 12.7, "Tenant" shall also include any Related Entity.

          Section 12.8 Notwithstanding anything to the contrary set forth in this Article 12, Tenant shall have the right to enter into license agreements with individuals, bona fide clients of Tenant, or such entities that have a substantial business relationship with Tenant ("Permitted Licensees"), without Landlord's consent but upon notice to Landlord setting forth the names of such individuals or entities, pursuant to which such Permitted Licensees may occupy individual offices in the Premises, which offices shall not be separately demised or have a separate entrance or reception area; provided, however, that
(i) in no event shall the space occupied by Permitted Licensees exceed, in the aggregate, more than six (6) offices within the Premises, (ii) in no event shall such licensee be separately identified within the Premises (provided however, that such licensee may be identified in the Building directory in accordance with this Lease), and (iii) each such licensee shall provide to Landlord a certification certifying that such licensee does not have a sublease or any other real property interest in the Real Property. Notwithstanding the foregoing, Tenant shall not license, sublease, assign this Lease or otherwise grant the right to occupy any portion of the Premises to any person (or entity which would in turn permit such occupation, e.g., an employee of a corporation) who in Landlord's reasonable judgment, would (a) subject the Premises or the Building to unfavorable publicity, (b) adversely affect the value of the Building, (c) adversely affect Landlord's ability to manage or operate the Building, or (d) adversely affect Landlord's ability to mortgage, transfer, sell or otherwise deal with the Building.

                                   ARTICLE 13
                                   ELECTRICITY

          Section 13.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers servicing the Premises shall be capable of furnishing eight (8) watts demand load of electricity per usable square foot of the Premises (exclusive of the electricity required to operate the unit furnishing AC to the Premises). Tenant's use and consumption of electricity shall not exceed a demand load of eight (8) watts per usable square foot of the Premises. Tenant shall not use any electrical equipment which, in Landlord's sole reasonable judgment, would exceed such capacity of the risers serving the Premises or interfere with the electrical service to other tenants of the Building. In the event that, in Landlord's sole reasonable judgment, Tenant's electrical requirements exceed such capacity, Landlord shall so notify Tenant of same, and Tenant shall immediately cease such usage, subject to the provisions of this Section 13.1. Within five (5) days after receipt of such notice, Tenant shall notify Landlord that it shall permanently cease such usage or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord's sole judgment, shall determine whether to make available such additional electrical capacity to Tenant and the amount, if any, to be made available. If Landlord shall agree to make available such additional electrical capacity and the same necessitate installation of an additional riser, risers or other proper and necessary equipment, the same shall be installed by Landlord, within the limits of the switchgear, provided, however, that Landlord, in Landlord's sole reasonable judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself), determines that such installation is practicable. Any such installation shall be made by Landlord, at Tenant's sole expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. If Landlord, in Landlord's sole judgment, shall determine not to make available such additional electrical capacity, Tenant shall have no further right to such additional capacity. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence or willful malfeasance of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

          Section 13.2 (A) Unless Landlord is required by any Requirement or by the rules and regulations of the public utility to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Section 13.3 hereof, electricity shall be supplied by Landlord to the Premises and Tenant shall pay to Landlord, as additional rent for such service, the amounts (the "Electricity Additional Rent") as determined by a meter or submeter (installed by Landlord, at Tenant's cost, for the purposes of measuring such consumption) at charges, terms and rates set from time to time during the Term by the public utility corporation serving the Building under the service classification in effect pursuant to which Landlord purchases electricity, plus an amount equal to five percent (5%) of the charge therefor as Landlord's administrative charge for overhead and supervision.

               (B) Where more than one meter measures the electricity supplied to Tenant, the total electricity rendered through all meters shall be computed and billed in the aggregate in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after receipt of such bill.

          Section 13.3 If Landlord shall be required by any Requirement or by the public utility company furnishing electricity to the Building to discontinue furnishing electricity

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

to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. Landlord shall not elect to discontinue furnishing electricity to Tenant unless Landlord shall also elect to discontinue furnishing electricity to all other office tenants in the Building. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall diligently obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as reasonably determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord. The costs of such installation shall be borne equally by Landlord and Tenant. Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

                                   ARTICLE 14
                               ACCESS TO PREMISES

          Section 14.1 (A) Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in case of emergency), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions (i) as Landlord may deem necessary to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform following ten (10) days after notice following Tenant's failure to make or commence making and thereafter diligently prosecute to completion repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with all Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting a breach by Landlord of any provisions of this Lease, a breach of Tenant's quiet enjoyment, an eviction or constructive eviction of Tenant in whole or in part, or a release of Tenant's obligations to pay Fixed Rent, Escalation Rent, or any item of Rental, and except as expressly provided in Section 14.3 hereof, the Fixed Rent, Escalation Rent (and any other item of Rental) shall in no wise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

               (B) Any work performed or installations made pursuant to this
Article 14 shall be made with reasonable diligence and otherwise pursuant to
Section 4.4 hereof. Subject to the release and waiver of subrogation in favor of Landlord, Landlord shall promptly repair any damage to the Premises, the Alterations and Tenant's Property caused by such work or installations.

               (C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 14 shall either be concealed behind, beneath or within partitioning,

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

columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.

          Section 14.2 Upon reasonable prior notice to Tenant, Landlord may exhibit the Premises to prospective tenants thereof during the twenty-four (24) month period prior to the Expiration Date. If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible under the terms of this Lease, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor (during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

          Section 14.3 (A) If due to any work or installation performed by Landlord hereunder or failure by Landlord to provide services to the Premises in accordance with the provisions of this Lease, (i) Tenant shall be unable for at least ten (10) consecutive Business Days or fourteen (14) Business Days in any period of twenty-five (25) consecutive Business Days (after Tenant shall have notified Landlord of its inability) to operate its business in the Premises in substantially the same manner as such business was operated prior to the performance of such work or installation or such failure and (ii) such interruption shall occur during business hours, the Fixed Rent and the Escalation Rent shall be reduced on a per diem basis in the proportion in which the area of the portion of the Premises which is unusable bears to the total area of the Premises for each day subsequent to the aforesaid ten (10) consecutive Business Day period or fourteen (14) Business Day period that such portion of the Premises became unusable (and Tenant actually did not use such portion for the conduct of business) until the earlier of (x) the first Business Day after the date the work or installation are completed or the day the services are provided, as the case may be, by Landlord and (y) the date Tenant shall reoccupy the affected portion of the Premises for the conduct of business. If Tenant shall be entitled to such reduction of Fixed Rent and Escalation Rent as aforesaid and such reduction shall accrue before the Rent Commencement Date shall occur, then commencing with the Rent Commencement Date, Tenant shall be entitled to a credit against the Fixed Rent becoming due in an amount equal to the amount of such reduction.

               (B) If due to an Unavoidable Delay Tenant shall be unable to operate its business in the Premises in substantially the same manner as such business was operated prior to the occurrence of such Unavoidable Delay for 20 consecutive days (after Tenant shall have notified Landlord of its inability) and such interruption shall occur during business hours, the Fixed Rent and the Escalation Rent shall be reduced on a per diem basis in the proportion in which the area of the portion of the Premises which is unusable bears to the total area of the Premises for each day subsequent to the aforesaid 20 day period that such portion of the Premises became unusable (and Tenant actually did not use such portion for the conduct of business) until the earlier of (x) the date which is 20 days after the 20 day period and (y) the date Tenant shall reoccupy the affected portion of the Premises for the conduct of business.

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

               (C) If due to an Unavoidable Delay Tenant shall be unable to operate its business in the Premises in substantially the same manner as such business was operated prior to the occurrence of such Unavoidable Delay for 40 consecutive days (after Tenant shall have notified Landlord of its inability) and such interruption shall occur during business hours, the Fixed Rent and the Escalation Rent shall be reduced on a per diem basis in the proportion in which fifty percent (50%) of the area of the portion of the Premises which is unusable bears to the total area of the Premises for each day subsequent to the aforesaid 40 day period that such portion of the Premises became unusable (and Tenant actually did not use such portion for the conduct of business) until the date Tenant shall reoccupy the affected portion of the Premises for the conduct of business.

                                   ARTICLE 15
                            CERTIFICATE OF OCCUPANCY

          Section 15.1 Tenant hereby acknowledges that the existing certificate of occupancy in effect as of the date hereof (the "Existing Certificate of Occupancy") permits the use of the Premises as an "Employees Dining Room" and a "Kitchen". Tenant agrees that, except as expressly set forth herein, Tenant shall have the sole responsibility for obtaining the Certificate of Occupancy Amendment (as hereinafter defined), and further agrees that Landlord has made no representations or warranties as to whether such Certificate of Occupancy Amendment is obtainable. Tenant agrees that within a reasonable period after the date hereof it shall submit plans and specifications to the New York City Department of Buildings (the "Buildings Department") showing a buildout for occupancy as "offices" and in connection therewith shall promptly thereafter make application to the Buildings Department for either (i) an "ALT-1" or "alteration type one" approval or (ii) a "letter of no objection" or similar letter approving the change in the current permitted use of the Premises to a permitted use as "office" (the "Changed Use Approval") and shall comply with all reasonable requests and conditions imposed by the Buildings Department in connection therewith. Tenant covenants to diligently prosecute any such application for a Changed Use Approval. In the event that Tenant is unable to obtain the Changed Use Approval by May 17, 2000, then Landlord may, but shall not be obligated to, make such further application for a Changed Use Approval as it deems necessary and Tenant shall cooperate with Landlord with respect thereto. If neither Tenant nor Landlord has been successful in obtaining a Changed Use Approval by July 17, 2000, then Tenant may terminate this Lease by delivering notice to Landlord to that effect by July 24, 2000, which notice shall be delivered together with a check in the aggregate amount of (i) the Tenant Fund plus (ii) the Facilities Improvement Fund previously advanced or disbursed to Tenant or Tenant's contractors, subcontractors or materialmen pursuant to Sections 3.6 and 3.7 hereof, respectively. If such Changed Use Approval shall be obtained or if Tenant shall not terminate this Lease in a timely manner as aforesaid, Tenant further agrees that it shall, after completion of the Initial Alterations and at its sole cost and expense, obtain an amendment to the Existing Certificate of Occupancy, a temporary certificate of occupancy or a new permanent certificate of occupancy with respect to the Premises permitting the use of the Premises as office (collectively, the "Certificate of Occupancy Amendment"). If Tenant shall be unable to obtain the Certificate of Occupancy Amendment by the date which is the earlier of (i) 60 days after completion of the Initial Alterations or (ii) March 1, 2001, then Landlord may, at Landlord's option, notify Tenant that Landlord, at Tenant's expense, shall seek to obtain the Certificate of Occupancy Amendment, in which case Tenant shall cease seeking to obtain the Certificate of Occupancy

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

Amendment and shall cooperate with Landlord in respect thereto. If neither Tenant nor Landlord shall obtain the Certificate of Occupancy Amendment as aforesaid by the date which is the earlier of (i) 180 days after the completion of the Initial Alterations or (ii) July 2, 2001, then Tenant may terminate this Lease by delivering notice to Landlord to that effect by July 9, 2001, which notice shall be delivered together with a check in the aggregate amount of (i) the Tenant Fund plus (ii) the Facilities Improvement Fund previously advanced or disbursed to Tenant or Tenant's contractors, subcontractors or materialmen pursuant to Sections 3.6 and 3.7 hereof, provided that the Initial Alterations shall have been completed in accordance with (i) the plans and specifications submitted by Tenant to the Buildings Department and (ii) all applicable Requirements. If Tenant shall terminate this Lease in a timely manner as aforesaid, this Lease shall terminate as of the date of such notice and neither party hereto shall have any further rights or obligations hereunder, except those which explicitly survive the termination of this Lease. If Tenant shall not terminate this Lease in a timely manner as aforesaid, then this Lease shall continue in full force and effect in accordance with its terms, and Tenant shall have no further right to terminate this Lease pursuant to this Section 15.1. Landlord shall cooperate with Tenant in all reasonable respects in connection with Tenant's obtaining the Changed Use Approval and the Certificate of Occupancy Amendment; provided however, that Landlord shall not in any way assume or be deemed to have assumed any responsibility or liability therefore, and if Tenant shall be unable to obtain such Changed Use Approval or such Certificate of Occupancy Amendment, such inability shall not affect the validity of this Lease, give rise to a right of damages, or give rise to a right of rescission on the part of Tenant, except as explicitly set forth above. Tenant agrees that it shall retain a Person designated by Landlord to serve as the expediter in connection with filing and obtaining all submissions, applications, approvals, work permits, temporary certificates of occupancy, the Changed Use Approval and the Certificate of Occupancy Amendment contemplated in this Section 15.1.

          Section 15.2 Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) Business Days' written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. A certificate of occupancy with respect to the Premises in the form attached hereto as Exhibit C will be in force upon the Commencement Date, provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, in contradiction to mere "office" use.

                                   ARTICLE 16
                                     DEFAULT

          Section 16.1 Each of the following events shall be an "Event of Default" hereunder:

               (A) if Tenant shall default in the payment when due of any installment of Fixed Rent for five (5) days after notice, or in the payment when due of any other item of

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

Rental and such default shall continue for five (5) days after notice of such default is given to Tenant, except that if Landlord shall have given three
(3) such notices in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rental until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

               (B) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease, if any, with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

               (C) if the Premises shall become vacant for 45 consecutive days or for any 65 days within any 90 day period or abandoned; or

               (D) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

               (E) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                    (2) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                    (3) if Tenant shall make a general assignment for the benefit of creditors; or

                    (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of one hundred twenty (120) days; or

                    (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within one hundred twenty (120) days from the entry thereof; or

                    (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                    (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within ten (10) Business Days; or

               (F) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty
(30) days after notice by Landlord to Tenant of such default; provided, however, if such default is of such a nature that it can be remedied but cannot be completely remedied within said period of thirty (30) days, Tenant shall not be in default hereunder if (x) it commences to remedy such default within said period of thirty (30) days and thereafter diligently prosecutes to completion all steps necessary to remedy such default, and (y) the continuance of such default would not subject Landlord, the lessor under a Superior Lease, or a Mortgagee to criminal liability; or

               (G) If Landlord shall properly present the Letter of Credit, if any, to the bank which issued the same in accordance with the provisions of
Article 31 hereof, and the bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord for any reason whatsoever; or

               (H) If this Lease is assigned (or all or a portion of the Premises are subleased) to a Related Entity and such Related Entity shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of the named Tenant (or any permitted successor by merger, consolidation or purchase as provided herein).

          Section 16.2 (A) If an Event of Default (i) described in Section 16.1(E) hereof shall occur, or (ii) described in Sections 16.1(A), (B), (C),
(D), (F), (G) or (H) shall occur and Landlord, at any time thereafter prior to the curing of the Event of Default, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, which date shall be at least five (5) Business Days after the date of sending of the notice to Tenant then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date such notice is given to Tenant by Landlord were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(E) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in- possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty
(120) days after entry of the order for relief or as

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

may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest i n and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in- possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

               (B) If an Event of Default described in Section 16.1(A) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may reenter and repossess the Premises without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

          Section 16.3 If, at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in Section 16.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(E) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

                                   ARTICLE 17
                              REMEDIES AND DAMAGES

          Section 17.1 (A) If there shall occur any Event of Default, or this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                    (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                    (2) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, and no such refusal or failure shall

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operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

               (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          Section 17.2 (A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                    (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                    (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to

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collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                    (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (A) (2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

               (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Escalation Rent" as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

                                   ARTICLE 18
                                FEES AND EXPENSES

          Section 18.1 If Tenant shall default under this Lease, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any reasonable expenditure or incur any obligation for the payment of money, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate from the date Tenant is presented with a bill or statement, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

          Section 18.2 If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental within three (3) days after same is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of

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Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date three (3) days after the date such payment was due to and including the date of payment.

                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

          Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is," and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, other than Landlord's Work. Landlord hereby represents and warrants that as of the date hereof to its knowledge there exists no violations of any Requirements with respect to the Premises that would not be corrected by the demolition of the existing improvements in the Premises or the performance of the Initial Alterations.

                                   ARTICLE 20
                                   END OF TERM

          Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of its property as may be required pursuant to Article 3 hereof; this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover or summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

          Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Section 37.2 hereof and Article 7 hereof, including, without limitation, all Superior Leases and Mortgages.

                                   ARTICLE 22
                           FAILURE TO GIVE POSSESSION

          Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the Premises on the date set forth in Section 1.1 hereof for the

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commencement of the Term. If the Commencement Date shall not occur on or prior to August 17, 2000, and provided that Tenant is not responsible for such non-occurrence, except as hereinafter provided, the Rent Commencement Date and the Fixed Expiration Date shall each be postponed by one day for each day subsequent to August 17, 2000 that Landlord fails to deliver possession of the Premises to Tenant. No such failure to give possession on the date set forth in
Section 1.1 hereof for the commencement of the Term or on the Commencement Date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term except as provided in this Article 22; provided however, that if the Commencement Date shall not have occurred on or prior to September 1, 2000, Tenant may elect to terminate this Lease by notice to Landlord given by September 5, 2000. If Tenant shall terminate this Lease in a timely fashion as aforesaid, this Lease shall terminate on the date Landlord shall receive such notice and neither Landlord nor Tenant shall have any further rights or obligations hereunder except those that expressly survive such termination. If Tenant shall not terminate this Lease in a timely fashion as aforesaid, this Lease shall continue in full force and effect in accordance with its terms.

                                   ARTICLE 23
                                    NO WAIVER

          Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

          Section 23.2 The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other

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

item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 24
                             WAIVER OF TRIAL BY JURY

          The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 25
                              INABILITY TO PERFORM

          Except as provided herein, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles, or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays"). Landlord shall promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

                                   ARTICLE 26
                                BILLS AND NOTICES

          Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if

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delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) addressed

          if to Tenant (a) at Tenant's address set forth in this Lease, if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, if mailed subsequent to Tenant's taking possession of the Premises, or
(c) at any place where Tenant or any agent or employee of Tenant be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, attention: Robert S. Nash, Esq., or, if to Landlord at Landlord's address set forth in this Lease, Attn:
Office of the Chief Investment Officer, Senior Vice President, and with copies to (x) Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Attn.:
Robert I. Bressman, Esq. and (y) any Mortgagee or Lessor which shall have requested same, by notice given in accordance with the provisions of this
Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered or three (3) Business Days from when it shall have been mailed as provided in this Article 26.

                                   ARTICLE 27
                                   ESCALATION

          Section 27.1 For the purposes of this Article 27, the following terms shall have the meanings set forth below.

               (A) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

               (B) "Base Operating Expenses" shall mean the Operating Expenses for the Base Operating Year.

               (C) "Base Operating Year" shall mean the calendar year ending December 31, 2000, except with respect to the Renewal Term the "Base Operating Year" shall mean the calendar year ending on December 31st of the calendar year in which the Fixed Expiration Date shall occur.

               (D) "Base Taxes" shall mean the Taxes for the Tax Year commencing July 1, 2000 and ending June 30, 2001, except with respect to the Renewal Term "Base Taxes" shall mean the Taxes for the Tax Year commencing July 1 of the year in which the Fixed Expiration Date shall occur and ending June 30th of the following calendar year.

               (E) (1) "Operating Expenses" shall mean the aggregate of those costs and expenses without duplication (and taxes, if any, thereon, including, without limitation, sales and value- added taxes) paid or incurred by or on behalf of Landlord (whether directly or through

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independent contractors) in respect of the Operation of the Property which are properly chargeable to the Operation of the Property together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property not leased to and occupied by tenants or available for occupancy), HVAC and other utilities furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes) and auditing and other professional fees and expenses, but specifically excluding:

                         (a) Taxes,

                         (b) franchise or income taxes imposed upon Landlord,

                         (c) debt service payments on Mortgages,

                         (d) all leasing costs, including leasing and brokerage
commissions and similar fees, and accounting and appraisal fees relating to determinations of fair market rent,

                         (e) capital improvements (except as otherwise provided
herein) and the cost, if any, of removing asbestos or any other hazardous material or waste from the Building,

                         (f) the cost of electrical energy consumed in any space
within the Building leased or available for lease to tenant(s) and any survey costs or submetering or submeter reading costs incurred in connection therewith,

                         (g) the cost of tenant installations, tenant allowances
or tenant inducements incurred in connection with preparing space for a tenant,

                         (h) salaries, including without limitation wages,
fringe benefits and all other compensation, of personnel above the grade of building manager and such building manager's supervisor,

                         (i) rent paid under Superior Leases,

                         (j) any expense for which Landlord is otherwise
compensated through the proceeds of insurance or is otherwise compensated, including but not limited to reimbursement by any tenant (including Tenant), or any expense of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder,

                         (k) legal fees, disbursements and other costs incurred
in connection with any negotiation of, or disputes arising out of, any space lease or proposed space lease in the Building,

                         (l) depreciation, except as provided herein,

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                         (m) Landlord's advertising and promotional costs to
advertise available space in the Building,

                         (n) the portion of any fee or expenditure paid to any
Affiliate of Landlord which exceeds the amount which would be paid for comparable services and/or goods in the absence of such relationship,

                         (o) auditing fees in connection with tenant (including
Tenant) disputes,

                         (p) payments made to tenants to take over leases,

                         (q) to the extent any costs that are otherwise
includable in Operating Expenses are incurred with respect to the Building and other buildings owned or managed by Landlord, the amounts that are properly allocable to such other buildings shall be excluded from Operating Expenses,

                         (r) expense of abatement or removal of hazardous
substances in the Real Property or any part thereof,

                         (s) costs incurred in connection with the financing or
refinancing of the Real Property, or a sale or transfer of all or any portion of the Real Property (including the acquisition or sale of air rights, transferable development rights, easements or other real property interests) or any interest therein or in any Person of whatever tier owing an interest therein;

                         (t) costs and expenses incurred in connection with the
enforcement of leases, including court costs, accounting fees, auditing fees, attorneys fees and disbursements in connection with any summary proceeding to disposes any tenant;

                         (u) costs and expenses incurred in connection with
procuring tenants, including lease concessions, lease takeover or rental assumption obligations, architectural costs, engineering, fees and other similar professional costs and legal fees in connection with lease negotiations;

                         (v) damages and attorneys' fees and disbursements and
any other costs in connection with any proceeding, judgment, settlement or arbitration award resulting from any liability of Landlord and fines or penalties due to Landlord's gross negligence or wrongful acts, including deductibles under any insurance policies covering such liabilities;

                         (w) any compensation paid to clerks, attendants or
other persons in commercial concessions operated by Landlord not for the general benefit of all tenants of the Building;

                         (x) fines or penalties resulting from the violation by
Landlord of any Requirements;

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                         (y) the cost of installing, operating and maintaining
any specialty facility such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, child care or similar facility, auditorium, cafeteria or dining facility or conference center, or making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building; provided, however, that if any of the foregoing items shall be installed, operated or maintained for the benefit of the tenants of the Building, the cost of such items (other than the construction and installation thereof) shall not be excluded from inclusion in the definition of "Operating Expenses" set forth above.

                         (z) the cost of acquiring, leasing, installing,
maintaining displaying, protecting, insuring, restoring or renewing works of art or temporary exhibitions located at or within the Building;

                         (aa) costs relating to withdrawal liability or unfunded
pension liability under the Multi-Employer Pension Plan Act or other Legal Requirement;

                         (bb) cost of any capital improvement made to comply
with a Requirement the violation of which is in existence as of the date hereof.

          except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included in Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord. Until such time as the electricity supplied to each floor of the Building and the common and public areas of the Building (including, without limitation, the Building Systems) shall be separately metered or submetered, Operating Expenses shall include an amount equal to (i) Landlord's cost per kilowatt hour (utilizing the electrical rates applicable to the Building including energy charges, demand charges, time-of-day charges, fuel adjustment charges, rate adjustment charges, sales tax and any other factors used by the public utility in computing its charges to Landlord) of furnishing electric current to the entire Building, multiplied by (ii) the number of kilowatt hours of electric current furnished to the public and common areas of the Building (including, without limitation,

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the Building Systems) and other areas not available for occupancy as determined by a survey prepared by an independent, reputable electrical engineer selected by Landlord; and

                    (2) In determining the amount of Operating Expenses for any Operating Year, including, without limitation, the Base Operating Year, if less than all of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas been occupied throughout such Operating Year.

                    (3) (i) If any capital improvement is made during any Operating Year in order to comply with a Requirement or in lieu of a repair, then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                         (ii) If any capital improvement is made during any
Operating Year either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made, unless such cost shall exceed such savings in Operating Expenses for such Operating Year, in which case only an amount equal to the savings shall be included; provided, however, in either event, such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

               (F) "Operating Statement" shall mean a statement in reasonable detail setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the Escalation Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

               (G) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

               (H) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or

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

assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building, including any Business Improvement District taxes and assessments) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemption or abatements of Taxes to which the Real Property is entitled; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all reasonable expenses, including attorneys' fees and disbursements, experts and other witnesses fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (i) any taxes on Landlord's income, (ii) franchise taxes, (iii) estate or inheritance taxes or
(iv) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes. In determining the amount of Taxes for any Tax Year (or for the partial calendar years in which the Term shall commence or expire), Taxes payable in such Tax Year shall be apportioned for the portions of the Tax Years occurring within such partial years.

               (I) "Tax Statement" shall mean a statement setting forth a comparison of Taxes for a Tax Year with the Base Taxes and the Tax Payment due for such Tax Year pursuant to the provisions of this Article 27.

               (J) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by The City of New York as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

          Section 27.2 (A) If the Taxes payable for any Tax Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment"). Tenant shall not be entitled to any credit against any Tax Payment on account of any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemptions or abatements of Taxes to which the Real Property is entitled, attributable, in whole or in part, to any other real property owned by Landlord or any affiliate or any property with respect to which Landlord or such affiliate is the lessee under any ground or underlying lease, and Taxes shall be calculated without taking into account any such discounts, exemptions or abatements. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time), regardless of any then pending application; proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section
27.3 (A) hereof.

               (B) At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes for a Tax Year

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with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. Tenant shall pay Landlord, in two (2) equal installments, in advance, on June 10th and December 10th of each year, the Tax Payment shown thereon. If Taxes are required to be paid in full or on any other date or dates than as presently required by the Governmental Authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due at least twenty (20) days prior to the date the corresponding payment is due to the Governmental Authority. If the Tax Year established by The City of New York shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord's failure to render a Tax Statement during or with respect to any Tax Year shall not eliminate or reduce Tenant's obligation to make Tax Payments pursuant to this
Article 27 for such Tax Year, and shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year. Upon written request, but not more often than once a year, Landlord shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the Governmental Authority).

               (C) The Tax Payment shall be pro rated for any partial Tax Year in which the Term of this Lease shall expire. If a Tax Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Tax Statement is rendered, Tenant shall within ten (10) Business Days thereafter, pay to Landlord an amount equal to the amount of any underpayment of the Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall either pay to Tenant or, at Landlord's election, credit against subsequent payments of Fixed Rent, the amount of Tenant's overpayment.

          Section 27.3 (A) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year other than the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(H)) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Share by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or, if no further Fixed Rent shall be due, enclosing payment of the amount of Tenant's Share of such refund to Tenant, provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced.

               (B) In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then the Base Taxes shall be retroactively adjusted to reflect such reduction, and all Tax Payments shall be calculated with giving effect to such reduction in the Assessed Valuation with respect to such Base Taxes.

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               (C) Any Tax Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Tax Statement is sent, Tenant shall send a written notice to Landlord objecting to such Tax Statement and specifying the respects in which such Tax Statement is disputed. If such notice is sent, provided Tenant shall have paid to Landlord when due the amount shown on any such Tax Statement, as provided in Section 27.2 hereof, Tenant (together with its independent certified public accounting firm reasonably satisfactory to Landlord) may examine Landlord's books and records relating to the Taxes of the Property to determine the accuracy of the Tax Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence.

          Section 27.4 (A) If the Operating Expenses for any Operating Year (any part or all of which falls within the Term) shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, Tenant's Share of such increase (the "Operating Payment") as hereinafter provided.

               (B) At any time during or within two (2) years after the Term, Landlord may render to Tenant an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year.

               (C) On the first day of the month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year in which such Operating Statement is delivered, less Operating Payments and any Tentative Monthly Escalation Charge theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to 1/12th of the operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

               (D) (1) As used in this Section 27.4, (i) "Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of the product of (a) Tenant's Share, and (b) the difference between (x) the Base Operating Expenses and (y) Landlord's reasonable good faith estimate of Operating Expenses for the Current Year, and (ii) "Current Year" shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

                    (2) At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under Section 27.4(C) hereof, may demand and collect from

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Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation
Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4(C) with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this Section 27.4(D) may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.4(B) hereof.

               (E) (1) After the end of the Current Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in
Section 27.4(B) hereof with respect to the comparison of the Operating Expenses for said Operating Year or Current Year, with the Base Operating Expenses, as the case may be, the amounts, if any, collected by Landlord from Tenant under
Section 27.4(C) or (D) on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited, or, if no further Fixed Rent shall be payable hereunder, shall be paid to Tenant with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection (C) and subsection
(D)(2) of this Section 27.4 for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of Fixed Rent, or, if no further Fixed Rent shall be payable, shall be paid to Tenant.

                    (2) If the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection (C) of this Section
27.4 for any Operating Year shall have exceeded the Operating Payment for such Operating Year by more than ten percent (10%), interest at the Applicable Rate on the portion of the overpayment that exceeds the applicable Operating Payment by more than ten percent (10%) determined as of the respective dates of such payments by Tenant and calculated from such respective dates to the dates on which such amounts are credited against the monthly installments of Fixed Rent, shall be so credited. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

               Section 27.5 Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is disputed. If such notice is sent, provided Tenant shall have paid to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof, Tenant (together with its independent certified public accounting firm reasonably satisfactory to Landlord) may examine Landlord's books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such

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Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-five" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof.

          Section 27.6 The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting payments of Escalation Rent for such Operating Year or Tax Year and any Operating Statement or Tax Statement relating to such Escalation Rent, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of Escalation Rent for the Operating Year and Tax Year in which the Term shall expire, the payment of Escalation Rent for such Operating Year and Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year and Tax Year. Any payments due under such Operating Statement or Tax Statement shall be payable within twenty (20) days after such Statement is sent to Tenant.

                                   ARTICLE 28
                                    SERVICES

          Section 28.1 (A) Landlord shall provide passenger elevator service to the Premises on twenty-four hours per day, seven days per week, three hundred sixty-five days per year, subject to interruption and cessation due to Unavoidable Delays, Requirements and insurance requirements.

               (B) Commencing on the Commencement Date, there shall be one (1) freight elevator serving the Premises on call on a "first come, first served" basis on Business Days from 8:00 a.m. to 5:00 p.m., and on a reservation, "first come, first served" basis from 5:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators (subject to availability) serving the Premises between 5:00 p.m. and 8:00 a.m. on Business Days or at any time on any other days, Tenant shall pay Landlord additional rent for such use at Landlord's standard rates. Tenant acknowledges that such charge by Landlord for the freight elevator service may be increased from time to time during the term hereof based on increases in Landlord's cost to provide such service. The foregoing notwithstanding, in connection with (x) the performance of any Alterations, including, without limitation, the Initial Alterations, (y) Tenant's initial move of Tenant's Property into the Premises and (z) delivery to or from the Premises of large or bulky deliveries, Tenant shall only be permitted to use the freight elevators (subject to availability) serving the Premises between 5:00 p.m. and 8:00 a.m. on Business Days or at any time on Saturdays and Sundays on a non-exclusive, non-discriminatory basis, and shall pay Landlord additional rent for such use at Landlord's standard rates.

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          Section 28.2 Landlord and Tenant acknowledge and agree that air conditioning shall be furnished to the Premises through the 60 ton package unit installed by Landlord as part of Landlord's Work in accordance with the specification attached hereto as Exhibit B. Landlord, commencing on the date on which Tenant shall occupy the Premises for the conduct of its business (the "Business Date"), shall furnish (i) to the points of entry to the Premises through the HVAC System, heating to the Premises from 8:00 a.m. to 6:00 p.m. on Business Days from October 14 through May 15 when required for comfortable occupancy and (ii) a sufficient quantity of condenser water to the unit referenced in the preceding sentence. In connection with such unit, Tenant shall pay Landlord (i) a one-time "tap-in" fee of $1,500 per tap, and (ii) for the supply of all condenser water, within ten (10) days after rendition of a bill therefor, the annual charge of $585 per ton of cooling capacity of the unit so connected. Such per ton charge shall be increased or decreased (but not below the amount therefor as of the Commencement Date) on each anniversary of the Commencement Date by the percentage increase or decrease, if any, in the actual costs incurred by Landlord to provide such condenser water on each such anniversary of the Commencement Date over the cost to Landlord of providing same on the Commencement Date. Tenant agrees to accept said unit in its "as is" condition on the Commencement Date, and agrees that Landlord has made no representation or warranties with respect to such unit except said unit shall be in working order on the Commencement Date. Tenant shall be solely responsible for the repair, maintenance, and, if necessary, the replacement thereof; provided however, that such units shall remain the property of Landlord. Tenant acknowledges and agrees that other than delivery of the unit in working order and the furnishing of the condenser water as set forth above, Landlord shall have no obligation or liability with respect to the furnishing of HVAC to the Premises; provided however, that Landlord shall deliver to Tenant an assignment of any warranty or guaranty in effect with regard to the HVAC unit and the installation thereof not later than ten (10) days after (i) the Commencement Date, to the extent any such warranty or guaranty shall have been received by Landlord prior thereto, or (ii) Landlord's receipt of any such warranty or guaranty, if received by Landlord after the Commencement Date, which assignment shall remain in effect throughout the Term so long as no Event of Default shall have occurred hereunder. Landlord, throughout the Term, upon reasonable notice (which may be oral), shall have free access to any and all mechanical installations of Landlord, including but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets. Tenant shall not construct partitions or other obstructions which may materially interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations.

          Section 28.3 The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary freight elevator facilities to the Premises during periods ("Overtime Periods") other than the hours and days set forth above. Accordingly, if Landlord shall furnish any such freight elevator facilities (except as provided in Section 28.1(B) hereof) to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such freight elevator service, including the services of the operator thereof, as set forth in Section 28.1(B) hereof, subject to increase as provided herein. Such rates may be proportionately increased commencing January 1, 2001 and thereafter on each subsequent January 1st of each calendar year by the percentage increase in the Consumer Price Index in effect on such date during the previous year to that in effect on such date during such calendar year. Landlord shall not be required to furnish any such services during any Overtime

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Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 p.m. of the day upon which such services are requested or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

          Section 28.4 Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, subject to recoupment pursuant to Article 27 hereof, commencing on the Business Date, shall cause the Premises, excluding any portions of the Premises used for any private or non-core lavatories or the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Schedule B annexed hereto and made a part hereof. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable within fifteen (15) days of receipt of same by Tenant as additional rent. Tenant, at Tenant's expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, other than persons first approved by Landlord, such approval not to be withheld unreasonably.

          Section 28.5 If the "sprinkler system" installed in the Building or any of its appurtenances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the state or city government shall require that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's particular business, or the Alterations made by Tenant, or the location of the partitions, trade fixtures, or other contents of the Premises placed by or on behalf of Tenant, Landlord shall, at Tenant's reasonable expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

          Section 28.6 Landlord shall provide to the lavatories in the core area of the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes and to the pantries and other lavatories in the Premises cold water for such purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning, or lavatory

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purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. In such event (1) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter above the cost of ordinary water usage, as and when bills are rendered as additional rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system; provided however, that in no event shall any item included in the definition of "Taxes" in Section 27.1 be included within the items which Tenant shall be required to pay pursuant to this subsection (3). The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within ten (10) Business Days of rendition. Upon completion of the Initial Alterations, Landlord shall provide Tenant with adequate tie-ins to the Building Class E System consistent with the number of tie-ins required for a typical standard office installation and configuration.

          Section 28.7 Landlord reserves the right to stop service of the HVAC System or the elevator, electrical, plumbing or other Building Systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, alterations and improvements shall be performed in accordance with Section 4.4 hereof). Except as otherwise provided in Section 14.3 hereof, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC, elevator, electrical, plumbing or other Building Systems or facilities when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Section 28.7. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or, except as provided in Section 14.3 hereof, entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord agrees to use reasonable efforts to provide Tenant with prior oral notice of any anticipated stoppage of service, it being expressly understood and agreed, however, that Landlord shall not incur any liability for its failure to so notify Tenant unless Landlord shall willfully fail to notify Tenant of such anticipated stoppage of service.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

          If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a

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partnership or shareholders of a professional corporation) pursuant to Article
12 hereof (any such partnership, professional corporation and such Persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to each such Partnership Tenant: (a) parties comprising Partnership Tenant shall be personally liable for the obligations of Tenant hereunder; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor partnership, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord (except for any instrument which contradicts subparagraph (a) above), and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; and
(c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties.

                                   ARTICLE 30
                                   VAULT SPACE

          Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31
                                    SECURITY

          Section 31.1 Tenant shall deposit with Landlord on the signing of this Lease the sum of Two Million Two Hundred Nine Thousand Seven Hundred Forty Five and 00/100 Dollars ($2,209,745.00), or at Tenant's option, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the same amount, issued by and drawn on a bank satisfactory to Landlord and which is a member of the New York Clearing House for the account of Landlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall provide (i) for the continuance of such credit for a period of at least one (1) year from the date of delivery of such letter of credit, (ii) for the automatic extension of such Letter of Credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least three (3) months beyond the Expiration Date) unless such bank gives Landlord notice (a "Letter of Credit Termination Notice") of its intention not to renew the Letter

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

of Credit, such Letter of Credit Termination Notice to be given in accordance with Article 26 of this Lease, not less than sixty (60) days prior to the initial or any future expiration date of such Letter of Credit and (iii) that in the event such Notice is given by such bank and Tenant has not provided Landlord with a substitute Letter of Credit which complies with the requirements of this
Section 31.1 by the date which is thirty (30) days prior to the expiration of such Letter of Credit, Landlord shall have the right to present the Letter of Credit for payment on such bank at sight, for the balance remaining in such Letter of Credit and apply or retain the whole or any part of the proceeds thereof to the extent permitted herein. If an Event of Default exists in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent or any other item of Rental, Landlord may apply or retain the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply or retain the whole or any part of the proceeds thereof, as the case may be, to the extent required for the payment of any Fixed Rent or any other item of Rental as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, or if the value of the security so deposited declines for any reason whatsoever, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained or the amount by which the value has declined so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit and/or security, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Letter of Credit or security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit or security, as the case may be, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder. To the extent that the Letter of Credit or security shall have been actually transferred or delivered by Landlord to a new landlord, Tenant shall look solely to the new landlord for the return of the Letter of Credit or security, as the case may be. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit or security made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If at any time the security held hereunder shall consist of cash, and not a Letter of Credit, Landlord shall hold the same in an interest bearing money-market account and the interest thereon (less a one percent (1%) administrative fee per annum and less the amount of such interest which has been applied in the same manner that the remainder of the security has been applied) shall be paid to Tenant to the extent and at the same time the remainder of the security shall be returned to Tenant hereunder.

          Section 31.2 Notwithstanding anything contained herein to the contrary, if on (i) October 15, 2002 (the "First Reduction Date"), (ii) November 15, 2004 (the "Second Reduction Date") or (iii) December 15, 2006 (the "Third Reduction Date"), this Lease shall be in

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

full force and effect and no default by Tenant of its obligations hereunder has occurred and is continuing, Tenant shall have the right to reduce the amount of the security deposit, whether cash or Letter of Credit, to (1) One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) on the First Reduction Date, (2) One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000) on the Second Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (1), and (3) Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00) on the Third Reduction Date provided that the security deposit shall have been previously reduced to the amount set forth in the foregoing clause (2), and such reduced amount shall be held by Landlord as security in accordance with the terms hereof. If the security being held is cash and Tenant is entitled to a reduction of the security so deposited as aforesaid, Landlord shall within ten (10) days after Tenant's written request return to Tenant an amount of the security then being held by Landlord so the amount of the principal of the security deposit being held by Landlord shall be reduced as aforesaid, and if at the time of such reduction, the security being held by Landlord is a Letter of Credit, Tenant shall either deliver to Landlord an amendment to the existing Letter of Credit or a new Letter of Credit, which amendment or new Letter of Credit shall comply with the terms and conditions of this Article 31 and shall reduce the amount of the security as aforesaid.

                                   ARTICLE 32
                                    CAPTIONS

          The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 33
                                  PARTIES BOUND

          The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 34
                                     BROKER

          Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Grubb & Ellis and Jones Lang LaSalle (collectively, the "Brokers"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Brokers) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall pay the Brokers any commission, fee or compensation due the Brokers in connection with this Lease and shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Brokers and any Person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without

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limitation, reasonable attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 35
                                    INDEMNITY

          Section 35.1 Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; provided, however, that the foregoing shall not be construed to require Tenant to indemnify Landlord against any claims arising out of the negligence or the willful act of Landlord or its contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and reasonable expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

          Section 35.2 If any claim, action or proceeding is made or brought against Landlord, with respect to which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against, pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Section 35.2. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 36
                           ADJACENT EXCAVATION-SHORING

          If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the

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purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental provided that Tenant shall continue to have access to the Premises and the Building.

                                   ARTICLE 37
                                  MISCELLANEOUS

          Section 37.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

          Section 37.2 Neither the partners (direct or indirect) comprising Landlord, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, and the transfer of the security deposit to the purchaser, grantee, assignee or transferee, as the case may be, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to the extent that such transferee assumes the obligations of Landlord under this Lease, subject to the terms hereof. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. After any such sale, conveyance, assignment or transfer, to the extent that the transferee shall have not assumed Landlord's obligations under this Lease, the liability of Landlord for such obligations shall be limited to the proceeds of such transfer received by it.

          Section 37.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

          Section 37.4 Tenant shall reimburse Landlord as additional rent, within ten (10) days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any Event of Default by Tenant under this Lease, with interest thereon at the Applicable Rate.

          Section 37.5 (A) If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord's refusal to (i) consent to any subletting or assignment where

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

Landlord has agreed pursuant to the terms of Article 12 hereof to be reasonable or (ii) approve any contractor or plans and specifications where Landlord has agreed pursuant to the terms of Article 3 hereof to be reasonable, Tenant shall give Landlord a notice setting forth the reasons for its dispute, and if within two (2) Business Days after Landlord's receipt of such notice, Landlord and Tenant shall be unable to resolve such dispute, such dispute shall be resolved by arbitration conducted pursuant to the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"); provided, however, that with respect to any such arbitration: (i) the list of arbitrators referred to in said Rules shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the AAA, by telephone, within three (3) Business Days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the Rules of the AAA; (iii) the hearing shall be held within five (5) Business Days after the appointment of the arbitrator;, and (iv) the arbitrator shall render its determination within five (5) Business Days after the completion of the hearing. Except to the extent expressly provided herein, no other disputes hereunder shall be resolved by arbitration.

               (B) If the determination of any such arbitration shall be that Landlord was unreasonable in refusing to consent to such subletting, then unless Landlord shall have acted arbitrarily or capriciously in its refusal to grant such consent, Tenant's sole remedy arising out of such arbitrator's determination shall be the right to enter into the proposed subletting.

               (C) The arbitrators shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Each of the arbitrators shall have at least ten (10) years' experience in the business of managing first-class office buildings located in Manhattan or acting as a real estate broker dealing with such office buildings.

          Section 37.6 Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment except in the case that Landlord has maliciously or otherwise in bad faith withheld any such consent or approval in which case Tenant may bring an action against Landlord for damages. In the event of such determination, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval in the absence of a judicial determination of malice or bad faith on the part of Landlord. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.6.

          Section 37.7 Landlord may, from time to time, designate an agent who is authorized to act on behalf of Landlord with respect to the performance of Landlord's obligations under this Lease. Until such time as Landlord shall notify Tenant to the contrary, Jones Lang LaSalle is designated as such an agent. Tenant shall deal solely with Jones Lang LaSalle in the administration and performance of Landlord's obligations under this Lease until such time as Tenant is notified that Jones Lang LaSalle is no longer acting as an agent of Landlord. Landlord

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

may designate an additional or new agent upon ten (10) days notice to Tenant. Tenant acknowledges that Jones Lang LaSalle or any such agent is acting solely as agent for Landlord in connection with the foregoing and Jones Lang LaSalle or any such agent and its direct and indirect partners, officers, shareholders, directors and employees shall have no liability to Tenant in connection with the performance of Landlord's obligations under this Lease except for its gross negligence and Tenant hereby waives any and all claims against any such party arising out of, or in any way connected with, this Lease or the Real Property except for its gross negligence.

          Section 37.8 All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

          Section 37.9 Subject to Requirements, Unavoidable Delays and the terms and conditions of this Lease, including without limitation the Rules and Regulations, Tenant shall have access to the Building and the Premises twenty-four hours per day, seven days per week, three hundred sixty-five days per year.

          Section 37.10 Landlord, to the extent submitted to Landlord pursuant to the lease for the 50th floor of the Building, shall permit Tenant to review the plans and specifications with respect to the initial alterations to the 50th floor affecting the buildout of such floor as a restaurant and banquet facility and any amendments or revisions to such plans and specifications, and propose revisions, modifications, changes or amendments to said plans and specifications. Landlord shall take such suggestions under consideration and to the extent Landlord is agreeable to such proposals, Landlord shall submit same to the tenant of the 50th floor of the Building for incorporation into said plans and specifications; provided however, except as hereinbefore set forth, Landlord shall have no obligation to do or make or suggest any such revisions, modifications, changes or amendments to said plans and specifications. Tenant acknowledges that the submission of such plans and specifications are for informational purposes only and the failure to make such submission or to implement or act upon any suggestions by Tenant shall have no liability upon Landlord or affect the validity of this Lease or the rights and obligations of Landlord and Tenant hereunder.

                                   ARTICLE 38
                                  RENT CONTROL

          If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less

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(ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                   ARTICLE 39
                                  RENEWAL TERM

          Section 39.1 Tenant shall have the option (the "Renewal Option") to extend the Term of this Lease for one (1) additional period of five (5) years (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the Fixed Expiration Date and end on the fifth (5th) anniversary of the Fixed Expiration Date provided that (a) this Lease shall not have been previously terminated, (b) Tenant shall occupy at least eighty percent (80%) of the Premises for the conduct of its business and (c) no Event of Default shall have occurred (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise such Renewal Option, and (y) on the Fixed Expiration Date. The Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least twelve (12) months prior to the Fixed Expiration Date. Time is of the essence with respect to the giving of the applicable Renewal Notice. Upon the giving of the Renewal Notice, Tenant shall have no further right or option to extend or renew the Term.

          Section 39.2 If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 39.3, (ii) Tenant shall not be entitled to any further abatement or credit against the Fixed Rent pursuant to Article 1 herewith and (iii) Landlord will not be required to perform Landlord's Work.

          Section 39.3 For the Renewal Term the Fixed Rent shall be determined as follows:

               (A) The Fixed Rent for the Premises for the Renewal Term shall be an amount equal to the annual fair market rental value of the Premises (the "Fair Market Rent") on the first day of the Renewal Term (hereinafter referred to as the "Rental Value"). The Fair Market Rent shall be determined taking into account all relevant factors and as if the Premises were available in the then rental market for comparable first class market buildings in midtown Manhattan and assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, taking into account:

                    (1) the fact that the Base Taxes and the Base Operating Expenses provided herein shall change as provided in Article 27 hereof for the purpose of calculating the escalation payments payable pursuant to Article 27 hereof, which payments shall continue to be made during the Renewal Term;

                    (2) tthe fact that as of the commencement of the Renewal Term, Tenant shall not be required to pay, in addition to the escalation payments presently provided for under this Lease, Tenant's Share of such other escalation payments which Landlord is then

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charging tenants under other leases or offers for leases in the Building or in other buildings then owned by Landlord or its affiliates or under common management with the management company then managing the Building or of such other escalation payments which other landlords are then charging tenants under leases or offers for leases in other office buildings which are similar in character or location to the Building;

                    (3) the fact that Landlord shall not be obligated to perform any work including, without limitation, Landlord's Work, in the Premises to prepare the same for Tenant's occupancy; and

                    (4) the fact that Tenant shall not be entitled to any abatement or credit against the Fixed Rent.

               (B) For purposes of determining the Fair Market Rent, the following procedure shall apply:

                    (1) the Fair Market Rent shall be determined by Landlord on the basis of the highest and best office use of the Premises assuming that the Premises are free and clear of all leases and tenancies (including this Lease), and, at the election of Landlord, that the Premises are occupied by one (1) tenant or are subdivided and occupied by more than one (1) tenant, whether improved or unimproved.

                    (2) Landlord shall give Tenant written notice (the "Rent Notice") within one hundred twenty (120) days prior to the Fixed Expiration Date, which Rent Notice shall set forth Landlord's determination of the Fair Market Rent ("Landlord's Determination"). If Landlord shall fail or refuse to give such notice as aforesaid, the Rental Value shall be deemed to be the sum of
(x) the Fixed Rent payable by Tenant on the Expiration Date and (y) the annualized Escalation Rent payable on the Expiration Date with respect to the applicable Tax Year or Operating Year occurring on the Expiration Date (the amounts set forth in clauses (x) and (y) are referred to as the "Last Year Rental" then payable by Tenant on the Fixed Expiration Date.

                    (3) If Landlord's Determination exceeds the Last Year Rental payable by Tenant on the Expiration Date, then Tenant shall give Landlord written notice ("Tenant's Notice"), within thirty (30) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes Landlord's Determination. If Tenant in Tenant's Notice accepts Landlord's Determination or if Tenant fails or refuses to give Tenant's Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination for the Renewal Term in accordance with the terms of this Article. If Tenant in Tenant's Notice disputes Landlord's Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice, Tenant's determination of the Fair Market Rent ("Tenant's Determination") as determined by an independent real estate appraiser ("Tenant's Appraiser"), together with a copy of the appraisal prepared by Tenant's Appraiser.

                    (4) Landlord shall give Tenant written notice ("Landlord's Notice"), within thirty (30) days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Notice accepts

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

Tenant's Determination or if Landlord fails or refuses to give Landlord's Notice as aforesaid. Landlord shall be deemed to have accepted Tenant's Determination. If Landlord in Landlord's Notice disputes Tenant's Determination, Landlord shall appoint an independent real estate appraiser ("Landlord's Appraiser"). If within thirty (30) days after Tenant's receipt of Landlord's Notice in dispute, Landlord's Appraiser and Tenant's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser ("Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                    (5) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord's or Tenant's Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten
(10) years' experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

                    (6) It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in Section 39.3 hereof.

               (C) After a determination has been made of the Rental Value for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Rental Value as hereinabove determined.

               (D) If the final determination of the Rental Value shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the Fixed Rent for the Renewal Term, an amount equal to Landlord's Determination (subject to escalation pursuant to Article 27 hereof). If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were (i) less than the Rental Value payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after demand therefor or (ii) greater than the Rental Value payable for the Renewal Term, Landlord promptly shall refund to Tenant the amount of such excess.

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          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                        Landlord

                                        THE EQUITABLE LIFE ASSURANCE
                                        SOCIETY OF THE UNITED STATES


                                        By: /s/ Eileen M. Miller
                                            ------------------------------------
                                            Name: Eileen M. Miller
                                            Title: Investment Officer


                                        ELAS SECURITIES ACQUISITION CORP.


                                        By: /s/ Pauline G. O'Brien
                                            ------------------------------------
                                            Name: Pauline G. O'Brien
                                            Title: Vice President

                                        Tenant

                                        NATIONAL FINANCIAL PARTNERS


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                        Landlord

                                        THE EQUITABLE LIFE ASSURANCE
                                        SOCIETY OF THE UNITED STATES


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ELAS SECURITIES ACQUISITION CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Tenant

                                        NATIONAL FINANCIAL PARTNERS


                                        By: /s/ Robert I. Kleinberg
                                            ------------------------------------
                                            Name: Robert I. Kleinberg
                                            Title: Executive Vice President

                                   SCHEDULE A

                              RULES AND REGULATIONS

                    (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

                    (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

                    (3) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the names of Tenant and any Related Entity may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the reasonable expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

                    (4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant.

                    (5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

                    (6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

                    (7) Subject to the provisions of Article 3 of this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building.

No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

                    (8) No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

                    (9) Tenant shall not make, or permit to be made, any unseemly or unreasonably disturbing noises or unreasonably disturb or unreasonably interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

                    (10) Tenant, or any of Tenant's employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

                    (11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the reasonable cost thereof.

                    (12) No bicycles, vehicles or animals of any kind, except for seeing eye dogs, shall be brought into or kept by Tenant in or about the Premises or the Building.

                    (13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

                    (14) Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

                    (15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

                    (16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

                    (17) Landlord reserves the right to exclude from the Building between the hours of 6 pm. and 8 am. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant.

                    (18) Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

                    (19) The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

                    (20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same.

                    (21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

                    (22) Tenant may, at its sole cost and expense and subject to compliance with all applicable Requirements and the provisions of Article 3 and 4 of this Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary shall have a waterproof mat thereunder and be connected to a drain.

                    (23) Tenant shall keep the entrance door to the Premises closed at all times.

                    (24) Tenant shall comply with and abide by the reasonable standard operating procedures established by Landlord for the Building.

                    (25) Tenant shall, at its expense, issue to each employee of Tenant, an identification card containing the name of the company and a photograph and signature of such employee.

                                   SCHEDULE B

                             CLEANING SPECIFICATIONS

Nightly - General Offices:

1.   Empty ash trays and pick up paper

2.   Wash and clean all drinking fountains

3.   Carpeted areas carpet swept, moving light furniture only (4 nights)

4.   Floors, other than carpet, mopped

5.   Empty waste baskets and dust furniture

6.   Clean floors, main lobby and public corridor

7.   Freshen all public corridor and lobby sand urns.

Nightly - Core (Base Building) Lavatories

1.   All flooring washed nightly

2. All mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges washed and polished nightly

3.   All basins, bowls, urinals and toilet seats (both sides) washed nightly

4.   All partitions, tile walls, dispensers and receptacles dusted nightly

5.   Paper towel and sanitary disposal receptacles emptied and cleaned nightly

6.   Dispensers filled with supplies provided by Tenant

Weekly

1.   Carpeted areas vacuum cleaned

At Regular Intervals

1.   Wash all toilet walls

2.   Clean venetian blinds

3. Dust A/C wall and ceiling grills and wall hangings not reached in nightly cleaning.

Four Times Per Year

1.   Clean exterior windows, inside and out.

                                   SCHEDULE C

                                 LANDLORD'S WORK

1. Demolish the Premises existing improvements and deliver in broom clean condition; including:

(a) demolish existing supplemental air conditioning units and supply ductwork;
and

(b) branch sprinkler piping to the loop at the core and cap the outlets used in relation thereto but leave existing sprinkler riser valve connection and main sprinkler loop for the Premises.

2. Replace access door on telephone closet located on the 49th floor of the Building.

3. Close staircase "W-1" located on the 49th Floor of the Building with appropriate rated enclosures to the extent permitted by applicable Requirements, and provide proof of removal of egress requirements relating to prior use of space as other than standard office use.

4. Flash patch floor as needed to install standard floor covering.

5. Install a 60 ton air conditioning package unit to service the Premises.

                                    EXHIBIT A

                                   FLOOR PLAN

                             [GRAPHIC APPEARS HERE]

                                     "A" - 1

                                    EXHIBIT B

                                AC SPECIFICATIONS

          The air conditioning package unit serving the Premises with a rated capacity of 60 tons shall be capable of maintaining 75 degrees Fahrenheit at 50% relative humidity, when outdoor conditions are 94 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb. The HVAC system shall be capable of maintaining 68 degrees Fahrenheit at outdoor temperature of 10 degrees Fahrenheit. The HVAC System is designed upon (i) electrical usage of 5 watts per usable square foot, (ii) occupancy rate of one (1) person per 100 usable square feet, (iii) mecho shades (or approved window covering) fully drawn and (iv) ventilation of .2 CFM of outdoor air per usable square foot.

                                     "B" - 1

                                    EXHIBIT C

                        EXISTING CERTIFICATE OF OCCUPANCY

                                     "C" - 1